                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                    MLMI 2006-AF1 (STACK II)

                              RMBS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[296,100,000] (APPROXIMATE)
                              OFFERED CERTIFICATES

                             MLMI 2006-AF1(STACK II)
                          MORTGAGE-BACKED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                 SELLER/SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                               SEPTEMBER [ ], 2006

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                    MLMI 2006-AF1 (STACK II)

                               IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                    MLMI 2006-AF1 (STACK II)

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659   scott_soltas@ml.com
Charles Sorrentino            212-449-3659   charles_sorrentino@ml.com
Charles Macintosh             212-449-5320   charles_macintosh@ml.com
William Dorado                212-449-5320   william_dorado@ml.com
Roger Ashworth                212-449-5320   horace_ashworth@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752   matthew_whalen@ml.com
Paul Park                     212-449-6380   paul_park@ml.com
Tim Loughlin                  212-449-1646   timothy_loughlin@ml.com
Tom Saywell                   212-449-2122   tom_saywell@ml.com
Alan Chan                     212-449-8140   alan_chan@ml.com
Fred Hubert                   212-449-5071   fred_hubert@ml.com
Alice Chu                     212-449-1701   alice_chu@ml.com
Sonia Lee                     212-449-5067   sonia_lee@ml.com
Tol Ho                        212-449-8341   tol_ho@ml.com
Keith Singletary              212-449-9431   keith_singletary@ml.com
Calvin Look                   212-449-5029   calvin_look@ml.com
Yimin Ge                      212-449-9401   yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901   hoiyee_leung@ml.com
Mark Dereska                  212-449-1008   mark_dereska@ml.com
Paul Fetch                    212-449-1002   paul_fetch@ml.com

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                    MLMI 2006-AF1 (STACK II)

DEAL STRUCTURE SUMMARY:

                            MLMI 2006-AF1 (STACK II)

           $[296,100,000] (APPROXIMATE, SUBJECT TO FINAL COLLATERAL)
                              OFFERED CERTIFICATES
                   ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                                 WAL (YRS)            PAYMENT WINDOW       PASS-THROUGH                    EXPECTED RATINGS
CLASS   PRINCIPAL BALANCE       (CALL/MAT)         (MONTHS) (CALL/MAT)        RATES        TRANCHE TYPE       S&P/MOODY'S
-----   -----------------   ------------------   -----------------------   ------------   --------------   ---------------
AV-1A     $ [89,322,000]     2.45(1) / 3.31(6)    1 - 59(1) / 1 - 359(6)      WAC(3)       Super Senior        [AAA/Aaa]
AV-1B     $  [9,925,000]     2.45(1) / 3.31(6)    1 - 59(1) / 1 - 359(6)      WAC(3)      Senior Support       [AAA/Aaa]
AV-2A     $[167,177,000]     3.14(2) / 3.34(6)    1 - 115(2)/ 1 - 359(6)      WAC(4)       Super Senior        [AAA/Aaa]
AV-2B     $ [18,575,000]     3.14(2) / 3.34(6)   1 - 115(2) / 1 - 359(6)      WAC(4)      Senior Support       [AAA/Aaa]
MV-1      $  [5,401,000]     5.07(1) / 6.12(6)   1 - 106(1) / 1 - 359(6)      WAC(5)       Subordinate         [AA/Aa2]
MV-2      $  [3,450,000]     5.07(1) / 6.12(6)   1 - 106(1) / 1 - 359(6)      WAC(5)       Subordinate          [A/A2]
MV-3      $  [2,250,000]     5.07(1) / 6.12(6)   1 - 106(1) / 1 - 359(6)      WAC(5)       Subordinate        [BBB/Baa2]
BV-1      $  [1,950,000]                                                                   Subordinate          [BB/NR]
BV-2      $  [1,200,000]                       Information Not Provided Hereby             Subordinate          [B/NR]
BV-3      $    [750,000]                                                                   Subordinate          [NR/NR]
          --------------
TOTAL     $[300,000,000]
          ==============

(1) The Group 4 and Group 5 loans are paid in full on their first reset date ("CPB") at a prepayment speed of 25% CPR.

(2) The Group 4 loans have a prepayment speed of 25% CPR and the Group 5 loans are paid in full on their first reset date ("CPB") at a prepayment speed of 25% CPR.

(3) The Class AV-1A and the Class AV-1B Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group 4 Mortgage Loans.

(4) The Class AV-2A and Class AV-2B Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the Net Mortgage Interest Rate of the Group 5 Mortgage Loans.

(5) The Class MV-1, Class MV-2 and Class MV-3 Certificates will bear interest at a variable rate (the "Pass-Through Rate") equal to the weighted average of the weighted average of the Net Mortgage Interest Rates of the Group 4 Mortgage Loans, the weighted average of the Net Mortgage Interest Rates of the Group 5 Mortgage Loans, weighted in proportion to the results of subtracting from each loan group the certificate principal balance of the related senior certificates.

(6)  Group 4 and Group 5 have a prepayment speed of 25% CPR to maturity

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                    MLMI 2006-AF1 (STACK II)

DEPOSITOR:                       Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY:                  Merrill Lynch Mortgage Investors Trust, Series
                                 MLMI 2006-AF1.

LEAD MANAGER:                    Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

MASTER SERVICER AND SECURITIES
ADMINISTRATOR:                   Wells Fargo Bank, N.A.

SERVICERS:                       GreenPoint Mortgage Funding Inc., WAMU, and
                                 Wells Fargo

ORIGINATORS:                     GreenPoint Mortgage Funding Inc., WAMU, and
                                 Wells Fargo

TRUSTEE:                         HSBC Bank USA, N.A.

RATING AGENCIES:                 S&P and Moody's will rate the Offered
                                 Certificates. It is expected that the
                                 Certificates will be assigned the credit
                                 ratings on page [4] of this Free Writing
                                 Prospectus.

CUT-OFF DATE:                    September 1, 2006.

PRICING DATE:                    On or about September [ ] 2006.

CLOSING DATE:                    On or about September [28], 2006.

DISTRIBUTION DATES:              The 25th day of each month (or if not a
                                 business day, the next succeeding business
                                 day), commencing in October 2006.

CERTIFICATES:                    The "Senior Certificates" will consist of the
                                 Class AV-1A, Class AV-1B, Class AV-2A, Class
                                 AV-2B, (collectively, the "Class A
                                 Certificates"). The "Mezzanine Certificates"
                                 will consist of the Class MV-1, Class MV-2 and
                                 Class MV-3 Certificates. The "Subordinate
                                 Certificates" will consist of the Class BV-1,
                                 Class BV-2 and Class BV-3 Certificates. The
                                 Senior Certificates, Mezzanine Certificates and
                                 the Subordinate Certificates are collectively
                                 referred to herein as the "Certificates". Only
                                 the Class A and Mezzanine Certificates
                                 (collectively, the "Offered Certificates") are
                                 being offered publicly.

REGISTRATION:                    The Offered Certificates will be made available
                                 in book-entry form through DTC, and upon
                                 request only, through Clearstream, Luxembourg
                                 and the Euroclear system.

FEDERAL TAX TREATMENT:           For federal income tax purposes, the issuing
                                 entity will include two or more segregated
                                 asset pools, with respect to which elections
                                 will be made to treat each as "real estate
                                 mortgage investment conduit" (REMIC)

ERISA ELIGIBILITY:               The Offered Certificates will be ERISA eligible
                                 as of the Closing Date. However, prospective
                                 investors should review with their legal
                                 advisors whether the purchase and holding of
                                 any of the Offered Certificates could give rise
                                 to a transaction prohibited or not otherwise
                                 permissible under ERISA or other similar laws.

SMMEA TREATMENT:                 The Senior Certificates and the Class M-1
                                 Certificates will be "mortgage related
                                 securities" for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
MERRILL LYNCH LOGO)                                      MLMI 2006-AF1(STACK II)

OPTIONAL TERMINATION:            The securities administrator will be obligated
                                 to attempt to auction the trust's assets and
                                 retire the Certificates on the First
                                 Distribution Date after the date (the "Optional
                                 Termination Date") on which the aggregate
                                 principal balance of the Mortgage Loans is
                                 equal to 5% or less of the aggregate principal
                                 balance of the Mortgage Loans as of the Cut-off
                                 Date.

PRICING PREPAYMENT SPEED:        The Group 4 and Group 5 Mortgage Loans are paid
                                 in full on their first reset date ("CPB") at a
                                 prepayment speed of 25% CPR for Class AV-1A,
                                 Class AV-1B,,Class MV-1, Class MV-2 and Class
                                 MV-3 Certificates.

                                 The Group 4 Mortgage Loans have a prepayment speed of 25% CPR and the Group 5 Mortgage
                                 Loans are paid in full on their first reset date ("CPB") at a prepayment speed of 25% CPR for the Class AV-2A and Class AV-2B
                                 Certificates.

MORTGAGE LOANS:                  The trust will consist of 2 groups of
                                 approximately 639 adjustable rate, prime
                                 mortgage loans secured by first liens on one-
                                 to four-family residential properties ("the
                                 Mortgage Loans"). The information on the
                                 Mortgage Loans described herein is based on the
                                 statistical pool of approximately $306,487,050
                                 aggregate principal balance of Mortgage Loans
                                 as of the Statistical Cut-off Date. The final
                                 mortgage pool will reflect the principal
                                 balances of the mortgage loans as of the
                                 Cut-Off Date as well as any mortgages that may
                                 be added or removed from the mortgage pool. The
                                 statistical distribution of the characteristics
                                 in the final mortgage pool as of the closing
                                 date will vary from the statistical
                                 distribution of such characteristics set forth
                                 herein, although such variance will not be
                                 material. The Mortgage Loans are expected to
                                 have an aggregate stated principal balance as
                                 of the Cut-Off Date of approximately
                                 $300,000,000. Approximately 71.96%, 21.81% and
                                 6.23% of the Mortgage Loans are indexed based
                                 on one-year LIBOR, six-month LIBOR and one-year
                                 Treasury respectively, and substantially all of
                                 the Mortgage Loans have original terms to
                                 maturity of 30 years.

                                 Approximately 2.82%, 32.00%, 2.82% and 62.35%
                                 of the Mortgage Loans are scheduled to pay interest only for approximately the first three, five, seven and ten years, respectively.
                                 All Mortgage Loans were generally originated in accordance with the related underwriting guidelines specified in the related prospectus supplement.

NO CROSS-COLLATERALIZATION:      There will be another group of certificates in
                                 the trust fund; however, there will be no
                                 cross-collateralization between the two stacks.
                                 If the Senior Certificates relating to one
                                 stack have been retired, then principal
                                 payments on the related mortgage loans in that
                                 stack will not be distributed to the remaining
                                 Senior Certificates relating to the other
                                 stack. The description of the certificates and
                                 mortgage loans herein only relate to Stack II.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

GROUP 4 MORTGAGE LOANS:          As of the Cut-off Date, the Group 4 Mortgage
                                 Loans have an aggregate principal balance of
                                 approximately $106,730,015, which equals
                                 approximately 34.82% of the Mortgage Loans. The
                                 Group 4 Mortgage Loans are expected to have an
                                 aggregate stated principal balance as of the
                                 Cut-Off Date of approximately $104,470,987.

                                 Approximately 85.66% and 14.34% of the Group 4
                                 Mortgage Loans are subject to an interest rate cap of 5.000% and 6.000% on the first adjustment date, respectively. Approximately
                                 38.22%, 61.69% and 0.09% of the Group 4
                                 Mortgage Loans have a periodic rate cap of 1.000%, 2.000% and 6.000% on each adjustment date thereafter, respectively. Approximately
                                 47.02%, 52.48% and 0.49% of the Group 4
                                 Mortgage Loans are subject to a maximum
                                 mortgage rate equal to the initial mortgage rate plus 5.000%, 6.000% and 10.875%, respectively

                                 Approximately 52.48%, 29.63% and 17.88% of the
                                 Group 4 Mortgage Loans are indexed based on six-month LIBOR, one-year LIBOR and one-year
                                 Treasury, respectively. Approximately 45.02% and 36.91% of the Group 4 Mortgage Loans are scheduled to pay interest only for the first five years and ten years, respectively. After such five-year and ten-year interest-only term, Group 4 Mortgage Loans are scheduled to amortize on a 25-year or 20-year fully amortizing basis.

 GROUP 5 MORTGAGE LOANS:         As of the Cut-off Date, the Group 5 Mortgage
                                 Loans have an aggregate principal balance of
                                 approximately $199,757,035, which equals
                                 approximately 65.18% of the Mortgage Loans. The
                                 Group 5 Mortgage Loans are expected to have an
                                 aggregate stated principal balance as of the
                                 Cut-Off Date of approximately $195,529,013.

                                 Approximately 98.91% and 1.09% of the Group 5
                                 Mortgage Loans are subject to an interest rate cap of 5.000% and 6.000% on the first adjustment date, respectively. Approximately
                                 4.33% and 95.67% of the Group 5 Mortgage Loans are subject to a periodic rate cap of 1.000% and 2.000% on each adjustment date thereafter, respectively. Approximately 98.41% and 1.59% of the Group 5 Mortgage Loans are subject to a maximum mortgage rate equal to the initial mortgage rate plus 5.000% and 6.000%, respectively

                                 Approximately 5.43% and 94.57% of the Group 5
                                 Mortgage Loans are indexed based on six-month
                                 LIBOR and one-year LIBOR, respectively.
                                 Approximately 97.16% of the Group 5 Mortgage
                                 Loans are scheduled to pay interest only for the first ten years, respectively. After such ten-year interest-only term, the Group 5
                                 Mortgage Loans are scheduled to amortize on a 20-year fully amortizing basis, respectively.

ACCRUAL PERIOD:                  The interest accrual period (the "Accrual
                                 Period") for the Class AV-1A, Class AV-1B,
                                 Class AV-2A, Class AV-2B, and Mezzanine
                                 Certificates for each Distribution Date will be
                                 the calendar month immediately preceding the
                                 month in which the Distribution Date occurs on
                                 a 30/360 basis.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

CREDIT ENHANCEMENT:              Senior/subordinate, shifting interest
                                 structure.

                                           BOND       INITIAL
CERTIFICATES                S&P/MOODY'S   SIZES*   SUBORDINATION*
------------                -----------   ------   --------------
SENIOR CERTIFICATES         [AAA/Aaa]     95.00%        5.00%
CLASS MV-1                   [AA/Aa2]      1.80%        3.20%
CLASS MV-2                    [A/A2]       1.15%        2.05%
CLASS MV-3                  [BBB/Baa2]     0.75%        1.30%

*    Preliminary and subject to revision.

SHIFTING INTEREST:               Prior to the Distribution Date occurring in
                                 October 2013, the Mezzanine Certificates and
                                 Subordinate Certificates will be locked out
                                 from receipt of all unscheduled principal
                                 (unless the Senior Certificates are paid down
                                 to zero or the credit enhancement provided by
                                 the Mezzanine Certificates and Subordinate
                                 Certificates has doubled prior to such date as
                                 described below). After such time and subject
                                 to standard collateral performance triggers (as
                                 described in the prospectus supplement), the
                                 Mezzanine Certificates and Subordinate
                                 Certificates will receive an increasing portion
                                 of unscheduled principal prepayments.

                                 The prepayment percentages on the Mezzanine
                                 Certificates and Subordinate Certificates are as follows:

                                 October 2006 - September
                                    2013                    0% Pro Rata Share

                                 October 2013 - September
                                    2014                    30% Pro Rata Share

                                 October 2014 - September
                                    2015                    40% Pro Rata Share

                                 October 2015 - September
                                    2016                    60% Pro Rata Share

                                 October 2016 - September
                                    2017                    80% Pro Rata Share

                                 October 2017 and after     100% Pro Rata Share

                                 Notwithstanding the foregoing, if the credit enhancement provided by the Mezzanine
                                 Certificates and Subordinate Certificates reaches twice the initial subordination, before the Distribution Date in October 2009, the
                                 Mezzanine and Subordinate Certificates will receive 50% of their pro-rata share of prepayments and 100% thereafter (subject to performance triggers).

                                 Any principal not allocated to the Mezzanine
                                 Certificates and Subordinate Certificates will be allocated to the Senior Certificates.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                    MLMI 2006-AF1 (STACK II)

ALLOCATION OF
REALIZED LOSSES:                 The principal portion of realized losses, on
                                 the Mortgage Loans will be allocated as
                                 follows: first, to the Subordinate Certificates
                                 in reverse order of their numerical Class
                                 designations, in each case until the respective
                                 Certificate Principal Balance has been reduced
                                 to zero; second, to the Mezzanine Certificates
                                 in reverse order of their numerical Class
                                 designations, in each case until the respective
                                 Certificate Principal Balance has been reduced
                                 to zero; and third to the related Class or
                                 Classes of Senior Certificates. However, losses
                                 allocable to the Class AV- 1A Certificates will
                                 be allocated to the Class AV-1B Certificates
                                 until the Certificate Principal Balance of the
                                 Class AV-1B Certificates has been reduced to
                                 zero, and losses allocable to the Class AV-2A
                                 Certificates will be allocated to the Class
                                 AV-2B Certificates until the Certificate
                                 Principal Balance of the Class AV-2B
                                 Certificates has been reduced to zero.

CERTIFICATES' PRIORITY OF
DISTRIBUTIONS:                   Distributions on the Certificates will be made
                                 on each Distribution Date from available
                                 interest and principal collections received
                                 during the related due period on the Mortgage
                                 Loans in the related loan group or groups
                                 (after payment of any servicing fees and
                                 trustee fees) in the following order of
                                 priority:

                                 1)   To the Senior Certificates, accrued and
                                      unpaid interest at the respective
                                      Pass-Through Rate;

                                 2)   Concurrently as follows,

                                      i)    To the Class AV-1A and the Class
                                            AV-1B Certificates, pro-rata, until
                                            their respective Certificate
                                            Principal Balance is reduced to
                                            zero, all principal received with
                                            respect to the Group 4 Mortgage
                                            Loans (other than any portion of
                                            such principal distributable to the
                                            Mezzanine and Subordinate
                                            Certificates pursuant to (3) below).

                                      ii)   To the Class AV-2A and the Class
                                            AV-2B Certificates, pro-rata,, until
                                            their respective Certificate
                                            Principal Balance is reduced to
                                            zero, all principal received with
                                            respect to the Group 5 Mortgage
                                            Loans (other than any portion of
                                            such principal distributable to the
                                            Mezzanine and Subordinate
                                            Certificates pursuant to (3) below).

                                 3)   Sequentially to the Class MV-1, Class
                                      MV-2, Class MV-3, Class BV-1, Class BV-2 and Class BV-3 Certificates, in that order, in each case up to an amount equal to and in the following order, (i) first, accrued and unpaid interest at the respective Pass-Through Rate and (ii) second, such Class' pro-rata share of scheduled principal and its pro-rata share of prepayment principal as described under "Shifting Interest" above, until their respective Certificate Principal Balances are reduced to zero.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

(MERRILL LYNCH LOGO)                                 FREE WRITING PROSPECTUS FOR
                                                        MLMI 2006-AF1 (STACK II)

                                  ASSUMPTIONS:

Group 4 and 5: 25% CPB
Initial Six-Month LIBOR:   5.4280%
Initial One-Year LIBOR:    5.4150%
Initial One-Year CMT:      5.1690%

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

          CUT-OFF                      ORIGINAL REMAINING   ORIGINAL     REMAINING  INTEREST  INTEREST
           DATE       CURRENT    NET    TERM TO  TERM TO  AMORTIZATION AMORTIZATION   ONLY      ONLY    GROSS INITIAL PERIODIC
         PRINCIPAL   MORTGAGE MORTGAGE MATURITY  MATURITY     TERM         TERM     ORIGINAL REMAINING MARGIN   RATE    RATE
GROUP   BALANCE ($)  RATE (%) RATE (%) (MONTHS)  (MONTHS) (MONTHS) (1) (MONTHS) (1) (MONTHS)  (MONTHS)   (%)  CAP (%)  CAP (%)
----- -------------- -------- -------- -------- --------- ------------ ------------ -------- --------- ------ ------- --------
  4     1,051,687.29   6.519    6.269     360      359         360          359          0        0     2.750  5.000    1.000
  4     5,666,879.71   6.677    6.427     360      358         240          240        120      118     2.750  5.000    1.000
  4       806,853.01   6.768    6.518     360      359         240          240        120      119     2.750  5.000    1.000
  4       945,553.82   6.403    6.153     360      359         240          240        120      119     2.750  5.000    1.000
  4     4,576,061.80   6.332    5.957     360      353         360          353          0        0     2.250  5.000    1.983
  4    25,362,227.17   6.348    5.973     360      354         300          300         60       54     2.250  5.000    2.000
  4       349,517.13   6.000    5.625     360      352         300          300         60       52     2.250  5.000    2.000
  4       670,122.60   6.405    6.030     360      352         300          300         60       52     2.250  5.000    2.000
  4     4,975,615.76   6.335    6.085     360      357         360          357          0        0     2.750  5.000    2.000
  4     4,083,742.20   6.364    6.114     360      357         240          240        120      117     2.750  5.000    2.000
  4     9,622,277.77   6.312    6.062     360      357         300          300         60       57     2.750  5.000    2.000
  4     7,567,307.38   6.428    6.115     360      356         360          356          0        0     2.499  5.502    1.502
  4       704,760.61   6.625    6.375     360      359         360          359          0        0     2.750  5.000    1.000
  4    19,988,046.79   6.786    6.535     360      358         240          240        120      118     2.746  5.007    1.007
  4     5,614,591.93   6.673    6.423     360      359         240          240        120      119     2.750  5.000    1.000
  4     1,454,547.59   6.399    6.149     360      359         240          240        120      119     2.750  5.000    1.000
  4    10,167,578.33   6.520    6.145     360      355         300          300         60       55     2.250  6.000    2.039
  4       493,617.64   6.804    6.429     360      355         300          300         60       55     2.250  6.000    2.000
  4       369,997.98   6.902    6.527     360      355         300          300         60       55     2.250  6.000    2.000
  5     4,791,515.75   5.891    5.641     360      353         360          353          0        0     2.233  5.000    2.000
  5   178,360,711.96   6.152    5.902     360      355         240          240        120      115     2.187  5.000    2.000
  5       367,062.82   6.538    6.288     360      354         240          240        120      114     2.250  5.000    2.000
  5     1,399,592.85   6.323    6.073     360      352         240          240        120      112     2.250  5.000    2.000
  5       110,118.85   6.625    6.375     360      354         360          354          0        0     2.250  6.000    2.000
  5     1,971,313.31   6.511    6.261     360      356         240          240        120      116     2.250  6.000    2.000
  5        57,769.11   6.250    6.000     360      354         240          240        120      114     2.250  6.000    2.000
  5       649,945.89   7.000    6.750     360      359         360          359          0        0     2.750  5.000    1.000
  5     5,429,103.76   6.819    6.569     360      359         240          240        120      119     2.750  5.000    1.000
  5     1,158,548.13   6.591    6.341     360      358         240          240        120      118     2.750  5.000    1.000
  5     1,233,331.06   6.875    6.625     360      359         240          240        120      119     2.750  5.000    1.000

                           RATE
       MAXIMUM  MINIMUM ADJUSTMENT  NEXT RATE
      MORTGAGE MORTGAGE  FREQUENCY ADJUSTMENT
GROUP RATE (%) RATE (%)  (MONTHS)   (MONTHS)       INDEX
----- -------- -------- ---------- ---------- ---------------
  4    12.519    2.750       6          35    Six-Month LIBOR
  4    12.677    2.750       6          34    Six-Month LIBOR
  4    12.768    2.750       6          35    Six-Month LIBOR
  4    12.403    2.750       6          35    Six-Month LIBOR
  4    11.332    2.250      12          53    One-Year LIBOR
  4    11.467    2.250      12          54    One-Year LIBOR
  4    11.000    2.250      12          52    One-Year LIBOR
  4    11.405    2.250      12          52    One-Year LIBOR
  4    11.335    2.750      12          57    One-Year CMT
  4    11.364    2.750      12          57    One-Year CMT
  4    11.312    2.750      12          57    One-Year CMT
  4    12.428    2.499       6          56    Six-Month LIBOR
  4    12.625    2.750       6          59    Six-Month LIBOR
  4    12.786    2.746       6          58    Six-Month LIBOR
  4    12.673    2.750       6          59    Six-Month LIBOR
  4    12.399    2.750       6          59    Six-Month LIBOR
  4    12.520    2.250       6          55    Six-Month LIBOR
  4    12.804    2.250       6          55    Six-Month LIBOR
  4    12.902    2.250       6          55    Six-Month LIBOR
  5    10.891    2.233      12         113    One-Year LIBOR
  5    11.157    2.209      12         115    One-Year LIBOR
  5    11.538    2.250      12         114    One-Year LIBOR
  5    11.323    2.250      12         112    One-Year LIBOR
  5    12.625    2.250       6         114    Six-Month LIBOR
  5    12.511    2.250       6         116    Six-Month LIBOR
  5    12.250    2.250       6         114    Six-Month LIBOR
  5    12.000    2.750       6          83    Six-Month LIBOR
  5    11.819    2.750       6          83    Six-Month LIBOR
  5    11.591    2.750       6          82    Six-Month LIBOR
  5    11.875    2.750       6          83    Six-Month LIBOR

(1)  DOES NOT INCLUDE INTEREST-ONLY TERM.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                    MLMI 2006-AF1 (STACK II)

                              TOTAL MORTGAGE LOANS

Total Current Balance   $306,487,050.19
Total Number of Loans               639

                                    AVERAGE OR
                               WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                               --------------------   ----------   -------------
Current Balance                    $479,635.45        $59,018.28   $2,500,000.00
Original Balance                   $481,773.85        $60,000.00   $2,500,000.00
Loan Rate                                6.290%            4.850%          7.500%
Servicing Fee                            0.269%            0.250%          0.375%
Net Loan Rate                            6.021%            4.600%          7.225%
Gross Margin                             2.324%            2.100%          2.750%
Maximum Loan Rate                       11.494%            9.850%         16.750%
Original LTV                             67.33%            16.67%          95.00%
Credit Score(3)                            737               621             814
Original Term (mos)                        360               360             360
Remaining Term (mos)(4)                    355               345             359
Seasoning (mos)(4)                           5                 1              15
Next Rate Reset (mos) (4)                   93                34             116
Rate Adj Freq (mos)                         11                 6              12
First Rate Adj Reset (mos)                  97                36             120
IO Original Term (2)                       110                60             120
IO Remaining Term (2)(4)                   105                45             119
Top State Concentrations ($)   CA(60.16%),FL(3.78%),NY(3.70%),CO(3.22%),IL(3.07%)
First Pay Date                                         7/1/2005       9/1/2006
Rate Change Date                                       7/1/2009       5/1/2016
Maturity Date                                          6/1/2035       8/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                    MLMI 2006-AF1 (STACK II)

                              TOTAL MORTGAGE LOANS

INDEX

                                                             % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                           AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                             NUMBER OF     PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE             PERCENT
                              MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL   PERCENT  INTEREST-
INDEX                          LOANS      OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV    FULL DOC     ONLY
-----                        ---------  ---------------  -----------  --------  --------  -----------  --------  --------  ---------
One-Year LIBOR                  442     $220,544,824.46     71.96%     6.175%      738      $498,970    65.95%    22.93%     95.66%
Six-Month LIBOR                 168       66,856,627.64     21.81      6.659       742       397,956    69.90     23.83      84.59
One-Year Treasury                29       19,085,598.09      6.23      6.330       700       658,124    74.27     80.25      73.37
                                ---     ---------------    ------      -----       ---      --------    -----     -----      -----
TOTAL:                          639     $306,487,050.19    100.00%     6.290%      737      $479,635    67.33%    26.69%     91.86%
                                ===     ===============    ======      =====       ===      ========    =====     =====      =====

PRODUCT TYPE

                                                             % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                           AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                             NUMBER OF     PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE             PERCENT
                              MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL   PERCENT  INTEREST-
PRODUCT TYPE                   LOANS      OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV    FULL DOC     ONLY
------------                 ---------  ---------------  -----------  --------  --------  -----------  --------  --------  ---------
3/27 LIBOR Loans
   (6 Mo LIBOR)                   3        1,074,428.45      0.35%     6.519%      715      358,143     73.55%     0.00%      0.00%
3/27 LIBOR IO Loans
   (6 Mo LIBOR)                  20        7,579,717.49      2.47      6.652       748      378,986     67.95     36.94     100.00
5/25 LIBOR Loans
   (6 Mo LIBOR)                  27        8,450,939.06      2.76      6.445       748      312,998     69.09     14.62       0.00
5/25 LIBOR IO Loans
   (6 Mo LIBOR)                  95       38,911,984.37      12.7      6.685       741      409,600     70.09     21.54     100.00
5/25 LIBOR Loans
   (1 Year LIBOR)                23        4,675,012.28      1.53      6.332       728      203,261     67.45     20.91       0.00
5/25 LIBOR IO Loans
   (1 Year LIBOR)               115       26,952,335.22      8.79      6.345       724      234,368     70.39     21.26     100.00
5/25 Treasury Loans               9        5,083,205.99      1.66      6.335       648      564,801     71.84     83.11       0.00
5/25 Treasury IO Loans           20       14,002,392.10      4.57      6.327       716      700,120     75.15     79.21     100.00
7/23 LIBOR Loans
   (6 Mo LIBOR)                   1          664,000.00      0.22      7.000       751      664,000     80.00      0.00       0.00
7/23 LIBOR IO Loans
   (6 Mo LIBOR)                  14        7,990,099.99      2.61      6.794       756      570,721     71.96     35.26     100.00
10/20 LIBOR Loans
   (6 Mo LIBOR)                   1          112,500.00      0.04      6.625       736      112,500     50.00      0.00       0.00
10/20 LIBOR IO Loans
   (6 Mo LIBOR)                   7        2,072,958.28      0.68      6.503       696      296,137     64.91     33.58     100.00
10/20 LIBOR Loans
   (1 Year LIBOR)                 9        4,895,125.09      1.60      5.891       729      543,903     66.69     66.61       0.00
10/20 LIBOR IO Loans
   (1 Year LIBOR)               295      184,022,351.87     60.04      6.154       741      623,805     65.24     22.06     100.00
                                ---     ---------------    ------      -----       ---     --------     -----     -----     ------
TOTAL:                          639     $306,487,050.19    100.00%     6.290%      737     $479,635     67.33%    26.69%     91.86%
                                ===     ===============    ======      =====       ===     ========     =====     =====     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                    MLMI 2006-AF1 (STACK II)

                              TOTAL MORTGAGE LOANS

AMORTIZATION TYPE

                                                             % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                           AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                             NUMBER OF     PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE             PERCENT
                              MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL   PERCENT  INTEREST-
AMORTIZATION TYPE              LOANS      OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV    FULL DOC     ONLY
-----------------            ---------  ---------------  -----------  --------  --------  -----------  --------  --------  ---------
Fully Amortizing                 73     $ 24,955,210.87      8.14%     6.312%      724      $341,852    69.27%    38.86%      0.00%
60 Month Interest-Only          179       48,052,407.30     15.68      6.385       723       268,449    71.50     34.44     100.00
120 Month Interest-Only         387      233,479,432.02     76.18      6.268       741       603,306    66.26     23.80     100.00
                                ---     ---------------    ------      -----       ---      --------    -----     -----     ------
Total:                          639     $306,487,050.19    100.00%     6.290%      737      $479,635    67.33%    26.69%     91.86%
                                ===     ===============    ======      =====       ===      ========    =====     =====     ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                           AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
RANGE OF CUT-OFF DATE        NUMBER OF     PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE             PERCENT
STATED PRINCIPAL              MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL   PERCENT  INTEREST-
BALANCES ($)                   LOANS      OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV    FULL DOC     ONLY
---------------------        ---------  ---------------  -----------  --------  --------  -----------  --------  --------  ---------
0.01 to 100,000.00               20     $  1,777,036.00      0.58%     6.405%      735     $   88,852   67.25%    39.72%     74.85%
100,000.01 to 200,000.00        128       19,956,106.05      6.51      6.441       730        155,907   68.83     30.90      89.24
200,000.01 to 300,000.00        103       25,799,695.54      8.42      6.420       722        250,482   69.86     21.69      83.02
300,000.01 to 400,000.00         68       23,573,496.12      7.69      6.410       739        346,669   69.81     16.12      85.25
400,000.01 to 500,000.00         88       39,815,139.27     12.99      6.280       730        452,445   67.77     29.26      88.58
500,000.01 to 600,000.00         64       35,283,480.08     11.51      6.293       732        551,304   70.17     26.08      95.26
600,000.01 to 700,000.00         51       33,230,064.98     10.84      6.251       739        651,570   68.31     35.73      88.19
700,000.01 to 800,000.00         30       22,924,604.77      7.48      6.226       740        764,153   68.00     13.34      93.50
800,000.01 to 900,000.00         19       15,890,001.84      5.18      6.155       744        836,316   71.03     20.88      94.60
900,000.01 to 1,000,000.00       29       28,352,592.22      9.25      6.298       740        977,676   63.56     17.17      96.56
1,000,000.01 to
   1,100,000.00                   2        2,135,017.00      0.70      6.237       755      1,067,509   50.39      0.00      51.52
1,100,000.01 to
   1,200,000.00                   3        3,504,375.69      1.14      6.473       739      1,168,125   64.74      0.00     100.00
1,200,000.01 to
   1,300,000.00                  10       12,471,421.73      4.07      6.186       753      1,247,142   74.75     39.87     100.00
1,300,000.01 to
   1,400,000.00                   6        8,218,952.00      2.68      6.394       752      1,369,825   70.73     15.88     100.00
1,400,000.01 to
   1,500,000.00                   6        8,915,000.00      2.91      5.979       732      1,485,833   67.54     66.85     100.00
1,500,000.01 to
   2,000,000.00                   7       12,540,066.90      4.09      6.220       747      1,791,438   59.18     54.47     100.00
2,000,000.01 to
   2,500,000.00                   5       12,100,000.00      3.95      6.225       758      2,420,000   47.02     20.66     100.00
                                ---     ---------------    ------      -----       ---     ----------   -----     -----     ------
TOTAL:                          639     $306,487,050.19    100.00%     6.290%      737     $  479,635   67.33%    26.69%     91.86%
                                ===     ===============    ======      =====       ===     ==========   =====     =====     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                              TOTAL MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT             MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
MORTGAGE RATES (%)            LOANS      OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC       ONLY
------------------           --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
4.751 to 5.000                   2     $  1,649,473.20       0.54%     4.920%      760      $824,737    80.00%    46.65%    53.35%
5.001 to 5.250                   3        1,885,523.77       0.62      5.241       740       628,508    73.78     65.53     77.43
5.251 to 5.500                  10        3,463,823.77       1.13      5.486       751       346,382    65.59     48.33     87.34
5.501 to 5.750                  22       14,985,058.67       4.89      5.672       749       681,139    63.12     24.04     99.00
5.751 to 6.000                 106       55,470,832.62      18.10      5.933       747       523,310    64.31     36.77     91.70
6.001 to 6.250                 166       89,419,631.52      29.18      6.166       738       538,672    65.63     23.87     92.45
6.251 to 6.500                 158       68,746,686.30      22.43      6.421       729       435,106    68.24     22.68     93.68
6.501 to 6.750                  95       37,900,963.27      12.37      6.690       727       398,958    69.69     25.04     88.21
6.751 to 7.000                  54       25,089,466.49       8.19      6.913       739       464,620    73.34     24.03     91.19
7.001 to 7.250                  15        4,762,607.16       1.55      7.146       737       317,507    76.79     25.25     91.43
7.251 to 7.500                   8        3,112,983.42       1.02      7.402       739       389,123    69.62     15.26     87.38
                               ---     ---------------     ------      -----       ---      --------    -----     -----     -----
TOTAL:                         639     $306,487,050.19     100.00%     6.290%      737      $479,635    67.33%    26.69%    91.86%
                               ===     ===============     ======      =====       ===      ========    =====     =====     =====

REMAINING TERM

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                     MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
REMAINING TERMS (MONTHS)      LOANS      OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC       ONLY
------------------------     --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
337 to 348                      19     $  8,868,763.88       2.89%     5.775%      711      $466,777    67.80%    66.10%    91.32%
349 to 360                     620      297,618,286.31      97.11      6.306       738       480,029    67.32     25.52     91.87
                               ---     ---------------     ------      -----       ---      --------    -----     -----     -----
TOTAL:                         639     $306,487,050.19     100.00%     6.290%      737      $479,635    67.33%    26.69%    91.86%
                               ===     ===============     ======      =====       ===      ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                              TOTAL MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL            MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
LOAN-TO-VALUE RATIOS (%)      LOANS      OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC       ONLY
------------------------     --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
10.01 to 20.00                   2     $  1,245,799.72       0.41%     5.978%      778      $622,900    17.13%     0.00%    80.27%
20.01 to 30.00                   9        3,932,093.19       1.28      6.018       761       436,899    27.22     10.61    100.00
30.01 to 40.00                  20       13,876,824.32       4.53      6.364       756       693,841    36.57     38.88     97.84
40.01 to 50.00                  41       18,510,645.31       6.04      6.236       749       451,479    46.08     12.70     93.17
50.01 to 60.00                  84       43,266,076.75      14.12      6.223       736       515,072    55.44     15.56     87.89
60.01 to 70.00                 142       75,285,093.22      24.56      6.189       734       530,177    66.33     24.08     94.26
70.01 to 75.00                  79       44,578,433.07      14.54      6.334       733       564,284    74.21     27.03     94.33
75.01 to 80.00                 254      103,434,271.59      33.75      6.382       736       407,222    79.62     34.83     89.83
80.01 to 85.00                   2          658,008.01       0.21      6.589       704       329,004    85.00      0.00    100.00
85.01 to 90.00                   4        1,306,211.23       0.43      6.343       731       326,553    90.00     53.90     66.08
90.01 to 95.00                   2          393,593.78       0.13      7.030       730       196,797    95.00      0.00     74.82
                               ---     ---------------     ------      -----       ---      --------    -----     -----     -----
TOTAL:                         639     $306,487,050.19     100.00%     6.290%      737      $479,635    67.33%    26.69%    91.86%
                               ===     ===============     ======      =====       ===      ========    =====     =====     =====

CREDIT SCORES

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
RANGE OF CREDIT SCORES        LOANS      OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC       ONLY
----------------------       --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
<= 0                             5     $  3,994,275.96       1.30%     6.212%        0      $798,855    72.85%   100.00%    61.14%
601 to 625                       2          661,261.47       0.22      6.309       624       330,631    76.32    100.00     26.35
626 to 650                       6        2,950,893.87       0.96      6.390       641       491,816    72.63    100.00     43.80
651 to 675                      48       18,242,267.88       5.95      6.460       666       380,047    69.23     44.59     83.23
676 to 700                      96       38,241,256.85      12.48      6.350       690       398,346    67.71     19.99     96.12
701 to 725                     125       55,021,420.37      17.95      6.393       712       440,171    70.38     15.82     93.45
726 to 750                     112       60,326,136.42      19.68      6.206       738       538,626    64.88     28.87     92.62
751 to 775                     131       69,737,959.86      22.75      6.285       764       532,351    68.91     23.43     91.80
776 to 800                      91       48,733,663.44      15.90      6.195       786       535,535    64.14     29.05     94.70
801 to 825                      23        8,577,914.07       2.80      6.186       806       372,953    59.45     21.04     95.82
                               ---     ---------------     ------      -----       ---      --------    -----     -----     -----
TOTAL:                         639     $306,487,050.19     100.00%     6.290%      737      $479,635    67.33%    26.69%    91.86%
                               ===     ===============     ======      =====       ===      ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                              TOTAL MORTGAGE LOANS

GEOGRAPHIC AREA

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
GEOGRAPHIC AREA               LOANS      OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC       ONLY
---------------              --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
Arizona                         19     $  5,206,228.92       1.70%     6.355%      726      $274,012    66.96%    31.18%    98.00%
California                     290      184,371,991.84      60.16      6.252       742       635,765    66.29     24.63     95.69
Colorado                        31        9,859,055.72       3.22      6.292       729       318,034    68.94     31.54     91.42
Connecticut                      9        5,200,816.68       1.70      6.222       758       577,869    54.81     25.09     96.06
District of Columbia             1          932,000.00       0.30      7.125       768       932,000    80.00      0.00    100.00
Florida                         29       11,582,696.83       3.78      6.550       720       399,403    68.64     15.82     89.88
Georgia                          8        2,217,643.36       0.72      6.405       696       277,205    76.83     43.68     63.67
Hawaii                           2          695,000.00       0.23      6.259       709       347,500    70.18      0.00    100.00
Illinois                        41        9,403,745.14       3.07      6.432       725       229,360    68.83     12.07     71.95
Indiana                          1          160,000.00       0.05      6.250       714       160,000    32.00      0.00    100.00
Kansas                           2          324,000.00       0.11      6.335       750       162,000    80.00    100.00    100.00
Kentucky                         3          387,800.00       0.13      6.352       743       129,267    77.47     38.63    100.00
Louisiana                        1          608,000.00       0.20      6.500       668       608,000    80.00      0.00    100.00
Maine                            2          494,932.09       0.16      6.145       720       247,466    80.00     46.07    100.00
Maryland                        13        4,051,416.39       1.32      6.394       726       311,647    65.84     19.59    100.00
Massachusetts                    3        1,073,550.00       0.35      6.560       724       357,850    72.67     39.87    100.00
Michigan                        21        5,421,939.44       1.77      6.347       720       258,188    72.46     24.61     87.17
Minnesota                       13        2,661,759.47       0.87      6.257       742       204,751    71.64     37.15     92.92
Mississippi                      1          129,276.00       0.04      5.875       710       129,276    80.00    100.00    100.00
Missouri                        17        4,558,433.65       1.49      6.337       730       268,143    67.91     15.58     91.20
Montana                          3        1,059,500.00       0.35      6.350       685       353,167    60.34      0.00    100.00
Nebraska                         1          529,000.00       0.17      6.125       692       529,000    72.57      0.00    100.00
Nevada                           5        1,404,213.00       0.46      6.712       718       280,843    71.38     52.71     52.71
New Hampshire                    2        1,003,023.20       0.33      5.407       723       501,512    81.16     76.72     23.28
New Jersey                      12        6,847,453.15       2.23      6.520       735       570,621    69.54     45.42     69.15
New York                        14       11,342,619.43       3.70      6.252       736       810,187    65.13      8.46     96.09
North Carolina                   9        2,373,492.68       0.77      6.094       697       263,721    75.14     81.84     50.61
Ohio                             9        2,850,582.74       0.93      6.135       722       316,731    75.08     39.79     92.80
Oregon                           5        1,656,300.00       0.54      6.517       733       331,260    74.63     40.89    100.00
Pennsylvania                     5        1,412,172.81       0.46      6.611       713       282,435    71.43      0.00     88.12
Rhode Island                     5        1,001,200.00       0.33      6.501       691       200,240    70.22     42.28    100.00
South Carolina                  11        5,036,860.74       1.64      6.329       726       457,896    60.17     40.08     88.49
South Dakota                     2          300,868.70       0.10      5.908       758       150,434    80.00      0.00      0.00
Tennessee                        1          120,000.00       0.04      6.750       787       120,000    80.00      0.00    100.00
Texas                           12        6,017,374.86       1.96      6.377       744       501,448    78.75     42.81     86.90
Utah                             8        2,513,245.58       0.82      6.178       743       314,156    58.24     47.01     66.58
Vermont                          1          245,799.72       0.08      6.500       762       245,800    19.00      0.00      0.00
Virginia                         8        2,533,623.77       0.83      6.167       761       316,703    69.92     33.36     69.00
Washington                      17        8,321,057.95       2.71      6.247       738       489,474    73.53     57.73     89.47
Wisconsin                        2          578,376.33       0.19      5.910       757       289,188    52.60     27.90    100.00
                               ---     ---------------     ------      -----       ---      --------    -----     -----    ------
TOTAL:                         639     $306,487,050.19     100.00%     6.290%      737      $479,635    67.33%    26.69%    91.86%
                               ===     ===============     ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                              TOTAL MORTGAGE LOANS

OCCUPANCY TYPE

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
OCCUPANCY TYPE                 LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC      ONLY
--------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
Primary                         546    $277,145,288.50     90.43%     6.277%      738      $507,592    67.52%    25.15%     92.76%
Investment                       73      17,822,103.99      5.81      6.526       734       244,138    65.62     46.88      80.14
Second Home                      20      11,519,657.70      3.76      6.246       726       575,983    65.33     32.64      88.26
                                ---    ---------------    ------      -----       ---      --------    -----     -----      -----
TOTAL:                          639    $306,487,050.19    100.00%     6.290%      737      $479,635    67.33%    26.69%     91.86%
                                ===    ===============    ======      =====       ===      ========    =====     =====      =====

PROPERTY TYPE

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
PROPERTY TYPE                  LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC      ONLY
-------------                --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
Single Family                   478    $234,155,310.26     76.40%     6.283%      737      $489,865    67.11%    28.08%     91.54%
Planned Unit Development         83      45,011,695.58     14.69      6.263       741       542,310    66.34     22.46      91.49
Condominium                      54      18,010,785.49      5.88      6.361       737       333,533    71.63     15.75      98.61
Two- to Four-Family              24       9,309,258.86      3.04      6.480       733       387,886    69.47     33.29      88.66
                                ---    ---------------    ------      -----       ---      --------    -----     -----      -----
TOTAL:                          639    $306,487,050.19    100.00%     6.290%      737      $479,635    67.33%    26.69%     91.86%
                                ===    ===============    ======      =====       ===      ========    =====     =====      =====

LOAN PURPOSE

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
LOAN PURPOSE                   LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC      ONLY
------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
Purchase                        251    $122,834,727.83     40.08%     6.296%      740      $489,381    73.19%    32.14%     90.09%
Refinance - Rate Term           116      54,314,850.00     17.72      6.187       736       468,231    63.09     32.73      92.68
Refinance - Cashout             272     129,337,472.36     42.20      6.328       735       475,505    63.55     18.99      93.19
                                ---    ---------------    ------      -----       ---      --------    -----     -----      -----
TOTAL:                          639    $306,487,050.19    100.00%     6.290%      737      $479,635    67.33%    26.69%     91.86%
                                ===    ===============    ======      =====       ===      ========    =====     =====      =====

LOAN DOCUMENTATION

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                              TOTAL MORTGAGE LOANS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
WAMU UNDERWRITING              LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC     - ONLY
-----------------            --------  ---------------  -----------  --------  --------  -----------  --------  -------  -------
Verbal Verificatoin of
   Employment                    94    $ 63,174,705.07     26.54%     6.135%      739      $672,071    61.03%     0.00%   100.00%
Low Documentation                61      57,516,363.57     24.16      6.140       750       942,891    68.60      0.00     97.36
Full Documentation              129      55,000,587.39     23.11      6.122       737       426,361    70.39    100.00     91.48
No Income / No Asset            113      29,327,250.00     12.32      6.365       722       259,533    60.80      0.00     91.09
Stateed Income /
   Stated Asset                  79      21,616,734.39      9.08      6.418       718       273,630    68.65      0.00     88.65
Stated Income /
   Verified Asset                40       9,567,982.74      4.02      6.453       735       239,200    77.43      0.00     76.00
Streamlined Documentation         3       1,832,750.00      0.77      5.908       748       610,917    58.65      0.00    100.00
                                ---    ---------------    ------      -----       ---      --------    -----    ------    ------
   SUB-TOTAL:                   519    $238,036,373.16    100.00%     6.198%      737      $458,644    66.32%    23.11%    94.30%
                                ---    ---------------    ------      -----       ---      --------    -----    ------    ------
GREENPOINT UNDERWRITING
Stated Income                    73    $ 37,875,136.45     76.72%     6.729%      747      $518,837    72.14%     0.00%    85.42%
Full Documentation               18      11,489,942.49     23.28      6.683       753       638,330    60.82    100.00     93.17
                                ---    ---------------    ------      -----       ---      --------    -----    ------    ------
   SUB-TOTAL:                    91    $ 49,365,078.94    100.00%     6.718%      748      $542,473    69.50%    23.28%    87.23%
                                ---    ---------------    ------      -----       ---      --------    -----    ------    ------
WELLS FARGO UNDERWRITING
Full Documentation               22    $ 15,315,747.25     80.25%     6.276%      701      $696,170    74.88%   100.00%    72.42%
Asset Only                        6       3,665,850.84     19.21      6.546       692       610,975    71.52      0.00     76.58
No Documentation                  1         104,000.00      0.54      6.625       786       104,000    80.00      0.00    100.00
   SUB-TOTAL:                    29    $ 19,085,598.09    100.00%     6.330%      700      $658,124    74.27%    80.25%    73.37%
                                ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                          639    $306,487,050.19    100.00%      6.29%      737      $479,635    67.33%    26.69%    91.86%
                                ===    ===============    ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MARGINS (%)                    LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC     - ONLY
-----------                  --------  ---------------  -----------  --------  --------  -----------  --------  -------  -------
2.001 to 2.250                  491    $220,072,994.63     71.80%     6.196%      739      $448,214    65.56%    22.47%    93.84%
2.251 to 2.500                   28      17,963,378.53      5.86      6.224       715       641,549    75.64     30.96    100.00
2.501 to 2.750                  120      68,450,677.03     22.33       6.61       737       570,422    70.83     39.16     83.36
                                ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                          639    $306,487,050.19    100.00%     6.290%      737      $479,635    67.33%    26.69%    91.86%
                                ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                              TOTAL MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)      LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC     - ONLY
-------------------------    --------  ---------------  -----------  --------  --------  -----------  --------  -------  -------
9.751 to 10.000                   2    $  1,649,473.20      0.54%     4.920%      760      $824,737    80.00%    46.65%    53.35%
10.001 to 10.250                  3       1,885,523.77      0.62      5.241       740       628,508    73.78     65.53     77.43
10.251 to 10.500                  9       3,310,743.77      1.08      5.485       749       367,860    64.93     50.56     86.76
10.501 to 10.750                 21      14,835,849.25      4.84      5.671       749       706,469    63.26     24.29    100.00
10.751 to 11.000                 93      52,463,569.54     17.12      5.933       749       564,124    64.14     36.12     92.72
11.001 to 11.250                146      83,990,777.88     27.40      6.164       738       575,279    65.78     23.98     94.70
11.251 to 11.500                115      54,360,221.25     17.74      6.406       726       472,698    68.29     21.95     97.02
11.501 to 11.750                 55      17,571,835.73      5.73      6.684       714       319,488    69.22     30.45     91.16
11.751 to 12.000                 40      15,545,937.99      5.07      6.746       735       388,648    73.21     26.96     83.06
12.001 to 12.250                 30       7,914,830.07      2.58      6.497       741       263,828    68.41     24.84     67.32
12.251 to 12.500                 48      15,983,970.84      5.22      6.551       743       332,999    67.55     25.88     81.41
12.501 to 12.750                 41      20,478,336.96      6.68      6.688       737       499,472    69.94     20.22     85.03
12.751 to 13.000                 26      12,025,921.36      3.92      6.931       742       462,535    71.95     22.95     97.01
13.001 to 13.250                  5       2,276,630.73      0.74      7.131       742       455,326    73.77     18.98     94.83
13.251 to 13.500                  4       1,668,557.63      0.54      7.398       734       417,139    77.08      0.00     91.40
16.501 to 16.750                  1         524,870.22      0.17      5.875       692       524,870    75.00    100.00    100.00
                                ---    ---------------    ------      -----       ---      --------    -----    ------    ------
TOTAL:                          639    $306,487,050.19    100.00%     6.290%      737      $479,635    67.33%    26.69%    91.86%
                                ===    ===============    ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                              TOTAL MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                            % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
NEXT RATE                    MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
ADJUSTMENT DATE                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
---------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
July 2009                        14    $  5,300,445.94       1.73%     6.630%     739      $378,603     74.90%   30.26%     92.25%
August 2009                       9       3,353,700.00       1.09      6.644      752       372,633     58.75    35.66      80.21
June 2010                         1         174,213.00       0.06      6.125      621       174,213     80.00   100.00     100.00
July 2010                         4       1,461,041.10       0.48      5.915      695       365,260     71.04    35.92     100.00
October 2010                      1         180,800.00       0.06      6.875      716       180,800     80.00     0.00     100.00
November 2010                     1         348,892.36       0.11      6.250      723       348,892     80.00     0.00       0.00
December 2010                     4       1,047,610.43       0.34      6.659      713       261,903     72.20     0.00      72.26
January 2011                     21       4,387,064.99       1.43      6.157      729       208,908     66.18     4.98      90.64
February 2011                    42       8,801,610.44       2.87      6.327      732       209,562     67.09    19.80      72.96
March 2011                       48      10,229,631.87       3.34      6.286      721       213,117     70.72    26.14      74.60
April 2011                       56      13,012,981.64       4.25      6.522      722       232,375     72.47    29.55      85.87
May 2011                         30       7,729,592.09       2.52      6.559      738       257,653     73.33    22.14      91.05
June 2011                        19      13,489,929.88       4.40      6.417      698       709,996     73.56    76.24      78.25
July 2011                        33      20,368,101.22       6.65      6.538      732       617,215     66.97    46.63      77.52
August 2011                      29      16,844,400.00       5.50      6.744      755       580,841     73.30     5.74      87.30
July 2013                         6       3,219,999.99       1.05      6.639      767       536,667     76.04    13.66     100.00
August 2013                       9       5,434,100.00       1.77      6.911      748       603,789     70.53    43.75      87.78
August 2015                       5       2,776,550.00       0.91      5.706      708       555,310     62.95    64.61     100.00
September 2015                    9       4,456,959.78       1.45      5.758      721       495,218     69.28    75.60      82.74
October 2015                      2       1,018,000.00       0.33      6.230      740       509,000     52.45     0.00     100.00
November 2015                     1         398,959.29       0.13      6.000      788       398,959     48.00   100.00     100.00
December 2015                    12       2,941,437.62       0.96      6.386      716       245,120     72.52    11.96     100.00
January 2016                     22       5,406,864.62       1.76      6.342      738       245,767     63.77    23.93     100.00
February 2016                    23       8,191,164.17       2.67      6.302      720       356,138     59.51    23.42      90.66
March 2016                       25       9,350,684.20       3.05      6.236      720       374,027     67.60    26.98      89.51
April 2016                      175     129,439,722.06      42.23      6.157      744       739,656     65.01    19.67      98.07
May 2016                         38      27,122,593.50       8.85      6.095      744       713,752     67.27    27.41     100.00
                                ---    ---------------     ------      -----      ---      --------     -----   ------     ------
TOTAL:                          639    $306,487,050.19     100.00%     6.290%     737      $479,635     67.33%   26.69%     91.86%
                                ===    ===============     ======      =====      ===      ========     =====   ======     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS

Total Current Balance   $106,730,014.96
Total Number of Loans               312

                                 AVERAGE OR
                            WEIGHTED AVERAGE (1)     MINIMUM       MAXIMUM
                            --------------------   ----------   -------------
Current Balance                  $342,083.38       $74,500.00   $2,500,000.00
Original Balance                 $343,689.68       $74,500.00   $2,500,000.00
Loan Rate                              6.497%           5.500%          7.500%
Servicing Fee                          0.305%           0.250%          0.375%
Net Loan Rate                          6.192%           5.125%          7.125%
Gross Margin                           2.530%           2.250%          2.750%
Maximum Loan Rate                     12.051%          10.500%         16.750%
Original LTV                           70.60%           19.00%          95.00%
Credit Score(3)                          730              621             814
Original Term (mos)                      360              360             360
Remaining Term (mos)(4)                  356              345             359
Seasoning (mos)(4)                         4                1              15
Next Rate Reset (mos)(4)                  54               34              59
Rate Adj Freq (mos)                        9                6              12
First Rate Adj Reset(mos)                 58               36              60
IO Original Term(2)                       87               60             120
IO Remaining Term(2)(4)                   83               45             119

Top State Concentrations ($) CA(41.16%),FL(6.92%),IL(6.18%),CO(4.76%),NJ(4.67%)

First Pay Date                                       7/1/2005        9/1/2006
Rate Change Date                                     7/1/2009        8/1/2011
Maturity Date                                        6/1/2035        8/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS


INDEX

                                                            % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
INDEX                          LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
-----                        --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
Six-Month LIBOR                 145    $ 56,017,069.37      52.48%     6.641%     742      $386,325     69.71%   22.16%    83.00%
One-Year LIBOR                  138      31,627,347.50      29.63      6.343      724       229,184     69.95    21.21     85.22
One-Year Treasury                29      19,085,598.09      17.88      6.330      700       658,124     74.27    80.25     73.37
                                ---    ---------------     ------      -----      ---      --------     -----    -----     -----
TOTAL:                          312    $106,730,014.96     100.00%     6.497%     730      $342,083     70.60%   32.27%    81.93%
                                ===    ===============     ======      =====      ===      ========     =====    =====     =====

PRODUCT TYPE

                                                            % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
PRODUCT TYPE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
3/27 LIBOR Loans (6 Mo
   LIBOR)                         3       1,074,428.45       1.01%     6.519%     715       358,143     73.55%    0.00%      0.00%
3/27 LIBOR IO Loans (6 Mo
   LIBOR)                        20       7,579,717.49       7.10      6.652      748       378,986     67.95    36.94     100.00
5/25 LIBOR Loans (6 Mo
   LIBOR)                        27       8,450,939.06       7.92      6.445      748       312,998     69.09    14.62       0.00
5/25 LIBOR IO Loans (6 Mo
   LIBOR)                        95      38,911,984.37      36.46      6.685      741       409,600     70.09    21.54     100.00
5/25 LIBOR Loans (1 Year
   LIBOR)                        23       4,675,012.28       4.38      6.332      728       203,261     67.45    20.91       0.00
5/25 LIBOR IO Loans (1 Year
   LIBOR)                       115      26,952,335.22      25.25      6.345      724       234,368     70.39    21.26     100.00
5/25 Treasury Loans               9       5,083,205.99       4.76      6.335      648       564,801     71.84    83.11       0.00
5/25 Treasury IO Loans           20      14,002,392.10      13.12      6.327      716       700,120     75.15    79.21     100.00
                                ---    ---------------     ------      -----      ---      --------     -----    -----     ------
TOTAL:                          312    $106,730,014.96     100.00%     6.497%     730      $342,083     70.60%   32.27%     81.93%
                                ===    ===============     ======      =====      ===      ========     =====    =====     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS

AMORTIZATION TYPE

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE              LOANS     OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC      -ONLY
-----------------            --------  ---------------  ------------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                 62    $ 19,283,585.78      18.07%      6.393%     721      $311,026    69.67%    33.38%     0.00%
60 Month Interest-Only          179      48,052,407.30      45.02       6.385      723       268,449    71.50     34.44    100.00
120 Month Interest-Only          71      39,394,021.88      36.91       6.685      743       554,845    69.95     29.07    100.00
                                ---    ---------------     ------       -----      ---      --------    -----     -----    ------
TOTAL:                          312    $106,730,014.96     100.00%      6.497%     730      $342,083    70.60%    32.27%    81.93%
                                ===    ===============     ======       =====      ===      ========    =====     =====    ======

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL
                               NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
RANGE OF CUT-OFF DATE            OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
STATED PRINCIPAL              MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
BALANCES ($)                    LOANS     OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC      -ONLY
---------------------         --------  ---------------  ------------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00               13     $  1,178,967.72       1.10%      6.404%     741     $   90,690    69.84%   37.63%    62.10%
100,000.01 to 200,000.00         95       14,715,853.71      13.79       6.457      729        154,904    69.48    31.69     86.97
200,000.01 to 300,000.00         77       19,206,499.89      18.00       6.418      722        249,435    70.15    16.54     77.19
300,000.01 to 400,000.00         46       15,984,619.14      14.98       6.490      742        347,492    71.42     9.02     78.24
400,000.01 to 500,000.00         28       12,355,086.38      11.58       6.443      714        441,253    75.07    45.91     77.95
500,000.01 to 600,000.00         17        9,226,503.76       8.64       6.469      729        542,736    72.44    46.62     87.96
600,000.01 to 700,000.00         12        7,780,809.32       7.29       6.470      724        648,401    71.50    51.04     66.41
700,000.01 to 800,000.00          6        4,596,978.32       4.31       6.710      729        766,163    75.20    17.23     84.34
800,000.01 to 900,000.00          6        4,998,597.82       4.68       6.608      729        833,100    64.32    16.75     82.82
900,000.01 to 1,000,000.00        3        2,907,000.00       2.72       7.123      759        969,000    78.32    34.40    100.00
1,000,000.01 to 1,100,000.00      1        1,035,017.00       0.97       6.250      728      1,035,017    57.56     0.00      0.00
1,200,000.01 to 1,300,000.00      3        3,714,000.00       3.48       6.171      755      1,238,000    75.00    66.18    100.00
1,300,000.01 to 1,400,000.00      1        1,400,000.00       1.31       7.000      768      1,400,000    80.00     0.00    100.00
1,500,000.01 to 2,000,000.00      3        5,130,081.90       4.81       6.546      734      1,710,027    70.34    61.99    100.00
2,000,000.01 to 2,500,000.00      1        2,500,000.00       2.34       6.750      741      2,500,000    33.33   100.00    100.00
                                ---     ---------------     ------       -----      ---     ----------    -----   ------    ------
TOTAL:                          312     $106,730,014.96     100.00%      6.497%     730     $  342,083    70.60%   32.27%    81.93%
                                ===     ===============     ======       =====      ===     ==========    =====   ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT             MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MORTGAGE RATES (%)             LOANS     OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC      -ONLY
-----------------            --------  ---------------  ------------  --------  --------  -----------  --------  -------  --------
5.251 to 5.500                    6    $  1,342,323.77       1.26%      5.500%     737      $223,721     72.86%   49.73%   67.34%
5.501 to 5.750                    6       2,188,009.42       2.05       5.703      758       364,668     73.77    30.29    93.18
5.751 to 6.000                   40      12,928,763.29      12.11       5.938      723       323,219     71.32    60.75    73.73
6.001 to 6.250                   55      16,453,161.80      15.42       6.198      728       299,148     66.05    32.23    71.18
6.251 to 6.500                   82      25,041,796.93      23.46       6.457      730       305,388     70.33    33.41    84.60
6.501 to 6.750                   66      27,619,726.42      25.88       6.691      730       418,481     71.29    27.30    84.23
6.751 to 7.000                   39      15,252,642.75      14.29       6.922      737       391,093     71.55    22.91    89.87
7.001 to 7.250                   12       3,810,607.16       3.57       7.158      728       317,551     76.16    14.44    89.29
7.251 to 7.500                    6       2,092,983.42       1.96       7.393      736       348,831     74.22     0.00    81.22
                                ---    ---------------     ------       -----      ---      --------     -----    -----    -----
TOTAL:                          312    $106,730,014.96     100.00%      6.497%     730      $342,083     70.60%   32.27%   81.93%
                                ===    ===============     ======       =====      ===      ========     =====    =====    =====

REMAINING TERM

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF                     MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
REMAINING TERMS (MONTHS)       LOANS     OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC      -ONLY
------------------------     --------  ---------------  ------------  --------  --------  -----------  --------  -------  --------
337 to 348                        5    $  1,635,254.10       1.53%      5.937%     687      $327,051     71.99%   42.75%   100.00%
349 to 360                      307     105,094,760.86      98.47       6.506      731       342,328     70.58    32.10     81.65
                                ---    ---------------     ------       -----      ---      --------     -----    -----    ------
TOTAL:                          312    $106,730,014.96     100.00%      6.497%     730      $342,083     70.60%   32.27%    81.93%
                                ===    ===============     ======       =====      ===      ========     =====    =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL            MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
LOAN-TO-VALUE RATIOS (%)       LOANS     OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC      -ONLY
------------------------     --------  ---------------  ------------  --------  --------  -----------  --------  -------  --------
10.01 to 20.00                    1    $    245,799.72       0.23%      6.500%     762      $245,800     19.00%    0.00%     0.00%
20.01 to 30.00                    3         931,074.91       0.87       6.294      765       310,358     27.82    44.79    100.00
30.01 to 40.00                    9       4,858,972.09       4.55       6.665      736       539,886     34.57    76.07     93.83
40.01 to 50.00                   14       3,489,091.15       3.27       6.365      743       249,221     46.97     3.26     85.49
50.01 to 60.00                   37      11,735,673.22      11.00       6.350      726       317,180     56.02    11.72     63.48
60.01 to 70.00                   55      17,332,460.81      16.24       6.472      717       315,136     66.64    30.48     83.96
70.01 to 75.00                   35      17,162,667.48      16.08       6.527      737       490,362     74.60    31.03     85.97
75.01 to 80.00                  153      49,618,131.80      46.49       6.523      731       324,302     79.75    36.21     82.55
80.01 to 85.00                    1         233,550.00       0.22       6.750      670       233,550     85.00     0.00    100.00
85.01 to 90.00                    2         729,000.00       0.68       6.401      736       364,500     90.00    35.80    100.00
90.01 to 95.00                    2         393,593.78       0.37       7.030      730       196,797     95.00     0.00     74.82
                                ---    ---------------     ------       -----      ---      --------     -----    -----    ------
TOTAL:                          312    $106,730,014.96     100.00%      6.497%     730      $342,083     70.60%   32.27%    81.93%
                                ===    ===============     ======       =====      ===      ========     =====    =====    ======

CREDIT SCORES

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RANGE OF CREDIT SCORES         LOANS     OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC      -ONLY
----------------------       --------  ---------------  ------------  --------  --------  -----------  --------  -------  --------
<= 0                              5    $  3,994,275.96       3.74%      6.212%       0      $798,855     72.85%  100.00%    61.14%
601 to 625                        2         661,261.47       0.62       6.309      624       330,631     76.32   100.00     26.35
626 to 650                        3       1,658,393.87       1.55       6.250      638       552,798     74.38   100.00      0.00
651 to 675                       28       9,325,429.67       8.74       6.545      667       333,051     71.24    46.98     77.67
676 to 700                       52      15,032,799.23      14.08       6.464      691       289,092     67.76    22.14     90.93
701 to 725                       63      19,073,553.08      17.87       6.541      712       302,755     73.46    16.02     86.38
726 to 750                       50      19,694,276.00      18.45       6.553      738       393,886     65.81    35.33     84.02
751 to 775                       63      22,660,996.83      21.23       6.544      764       359,698     73.35    27.90     82.70
776 to 800                       37      13,072,350.34      12.25       6.417      787       353,307     71.17    29.25     83.81
801 to 825                        9       1,556,678.51       1.46       6.360      807       172,964     62.74    16.38     76.96
                                ---    ---------------     ------       -----      ---      --------     -----   ------     -----
TOTAL:                          312    $106,730,014.96     100.00%      6.497%     730      $342,083     70.60%   32.27%    81.93%
                                ===    ===============     ======       =====      ===      ========     =====   ======     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS

GEOGRAPHIC AREA

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                              NUMBER      AGGREGATE       BALANCE               WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL     OUTSTANDING   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE       AS OF THE    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
GEOGRAPHIC AREA                LOANS     OUTSTANDING    CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC      ONLY
---------------              --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
Arizona                          15    $  3,316,263.71       3.11%     6.523%      723      $221,084    64.41%    43.20%    96.86%
California                       93      43,926,032.41      41.16      6.570       733       472,323    68.80     28.05     87.58
Colorado                         19       5,079,386.77       4.76      6.377       712       267,336    73.45     43.76     83.35
Connecticut                       3         534,368.94       0.50      6.666       756       178,123    69.20      0.00     61.67
District of Columbia              1         932,000.00       0.87      7.125       768       932,000    80.00      0.00    100.00
Florida                          19       7,383,506.83       6.92      6.647       727       388,606    71.72     24.82     85.64
Georgia                           8       2,217,643.36       2.08      6.405       696       277,205    76.83     43.68     63.67
Hawaii                            1         240,000.00       0.22      6.750       787       240,000    80.00      0.00    100.00
Illinois                         30       6,595,241.31       6.18      6.457       728       219,841    70.23      4.85     60.00
Indiana                           1         160,000.00       0.15      6.250       714       160,000    32.00      0.00    100.00
Kansas                            1         188,000.00       0.18      6.125       745       188,000    80.00    100.00    100.00
Kentucky                          1         140,000.00       0.13      6.625       687       140,000    80.00      0.00    100.00
Louisiana                         1         608,000.00       0.57      6.500       668       608,000    80.00      0.00    100.00
Maine                             2         494,932.09       0.46      6.145       720       247,466    80.00     46.07    100.00
Maryland                          9       2,859,888.64       2.68      6.417       729       317,765    67.01      0.00    100.00
Massachusetts                     3       1,073,550.00       1.01      6.560       724       357,850    72.67     39.87    100.00
Michigan                          8       2,644,514.26       2.48      6.247       717       330,564    72.25      2.93     78.19
Minnesota                        11       2,341,759.47       2.19      6.235       740       212,887    72.82     42.23     91.95
Mississippi                       1         129,276.00       0.12      5.875       710       129,276    80.00    100.00    100.00
Missouri                         12       1,719,113.65       1.61      6.566       722       143,259    73.34     30.15     76.66
Nevada                            3         490,213.00       0.46      6.367       710       163,404    75.54    100.00    100.00
New Hampshire                     1         233,550.00       0.22      6.750       670       233,550    85.00      0.00    100.00
New Jersey                        8       4,979,864.17       4.67      6.385       744       622,483    72.25     45.74     57.59
New York                          2         775,000.00       0.73      6.890       745       387,500    63.59      0.00    100.00
North Carolina                    8       2,208,692.68       2.07      6.120       698       276,087    75.16     87.95     46.92
Ohio                              6       1,358,642.92       1.27      6.043       743       226,440    78.08     83.48     84.88
Oregon                            4       1,173,300.00       1.10      6.638       765       293,325    74.71     16.55    100.00
Pennsylvania                      4         973,499.06       0.91      6.493       720       243,375    67.57      0.00     82.76
Rhode Island                      2         332,900.00       0.31      6.425       699       166,450    62.19      0.00    100.00
South Carolina                    8       3,280,140.74       3.07      6.264       719       410,018    65.42     55.37     82.33
South Dakota                      2         300,868.70       0.28      5.908       758       150,434    80.00      0.00      0.00
Tennessee                         1         120,000.00       0.11      6.750       787       120,000    80.00      0.00    100.00
Texas                             5       2,456,327.85       2.30      6.643       755       491,266    77.51     67.90     67.90
Utah                              4         633,676.92       0.59      6.369       743       158,419    72.08     84.49     69.42
Vermont                           1         245,799.72       0.23      6.500       762       245,800    19.00      0.00      0.00
Virginia                          3       1,133,500.00       1.06      6.589       760       377,833    80.00      0.00     68.24
Washington                       10       3,289,185.43       3.08      6.432       737       328,919    73.04     77.97     73.37
Wisconsin                         1         161,376.33       0.15      6.000       670       161,376    80.00    100.00    100.00
                                ---    ---------------     ------      -----       ---      --------    -----    -------   -------
TOTAL:                          312    $106,730,014.96     100.00%     6.497%      730      $342,083    70.60%    32.27%    81.93%
                                ===    ===============     ======      =====       ===      ========    =====    ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS

OCCUPANCY TYPE

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                              NUMBER      AGGREGATE       BALANCE               WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL     OUTSTANDING   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE       AS OF THE    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
OCCUPANCY TYPE                 LOANS     OUTSTANDING    CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC      ONLY
--------------               --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
Primary                         253    $ 90,236,623.65      84.55%     6.490%      731      $356,666    70.85%    29.22%    82.36%
Investment                       51      12,456,704.82      11.67      6.590       728       244,249    68.83     46.18     77.67
Second Home                       8       4,036,686.49       3.78      6.375       721       504,586    70.36     57.53     85.55
                                ---    ---------------     ------      -----       ---      --------    -----     -----     -----
TOTAL:                          312    $106,730,014.96     100.00%     6.497%      730      $342,083    70.60%    32.27%    81.93%
                                ===    ===============     ======      =====       ===      ========    =====     =====     =====

PROPERTY TYPE

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                              NUMBER      AGGREGATE       BALANCE               WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL     OUTSTANDING   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE       AS OF THE    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
PROPERTY TYPE                  LOANS     OUTSTANDING    CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC      ONLY
-------------                --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
Single Family                   232    $ 81,993,662.84      76.82%     6.471%      729      $353,421    70.17%    33.87%    79.57%
Planned Unit Development         30      12,025,769.29      11.27      6.608       743       400,859    71.80     19.05     89.81
Condominium                      35       7,656,583.25       7.17      6.499       742       218,760    72.79     31.30     96.72
Two- to Four-Family              15       5,053,999.58       4.74      6.658       712       336,933    71.36     39.25     79.11
                                ---    ---------------     ------      -----       ---      --------    -----     -----     -----
TOTAL:                          312    $106,730,014.96     100.00%     6.497%      730      $342,083    70.60%    32.27%    81.93%
                                ===    ===============     ======      =====       ===      ========    =====     =====     =====

LOAN PURPOSE

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                              NUMBER      AGGREGATE       BALANCE               WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL     OUTSTANDING   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE       AS OF THE    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
LOAN PURPOSE                   LOANS     OUTSTANDING    CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC      ONLY
------------                 --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
Purchase                        141    $ 49,948,068.07      46.80%     6.480%      735      $354,242    75.67%    42.95%    82.38%
Refinance - Rate Term            56      15,899,059.56      14.90      6.301       726       283,912    67.94     34.61     80.99
Refinance - Cashout             115      40,882,887.33      38.30      6.594       728       355,503    65.43     18.31     81.76
                                ---    ---------------     ------      -----       ---      --------    -----     -----     -----
TOTAL:                          312    $106,730,014.96     100.00%     6.497%      730      $342,083    70.60%    32.27%    81.93%
                                ===    ===============     ======      =====       ===      ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

(MERRILL LYNCH LOGO)                                 FREE WRITING PROSPECTUS FOR
                                                         MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS

LOAN DOCUMENTATION

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                              NUMBER      AGGREGATE       BALANCE               WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL     OUTSTANDING   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE       AS OF THE    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
WAMU UNDERWRITING              LOANS     OUTSTANDING    CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC      ONLY
-----------------            --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
No Income / No Asset             76    $ 16,484,091.01      35.12%     6.388%      725      $216,896    63.57%     0.00%    85.56%
Stateed Income / Stated
   Asset                         44      11,077,336.79      23.60      6.445       720       251,758    71.07      0.00     77.85
Full Documentation               51      10,450,165.61      22.27      6.274       725       204,905    75.31    100.00     86.34
Stated Income / Verified
   Asset                         36       8,921,844.51      19.01      6.463       736       247,829    77.63      0.00     74.26
                                ---    ---------------     ------      -----       ---      --------    -----    ------    ------
   SUB-TOTAL:                   207    $ 46,933,437.92     100.00%     6.391%      726      $226,732    70.63%    22.27%    81.77%
                                ---    ---------------     ------      -----       ---      --------    -----    ------    ------
GREENPOINT UNDERWRITING

Stated Income                    62    $ 32,038,536.46      78.70%     6.704%      745      $516,751    71.91%     0.00%    84.84%
Full Documentation               14       8,672,442.49      21.30      6.677       755       619,460    57.52    100.00     90.94
                                ---    ---------------     ------      -----       ---      --------    -----    ------    ------
   SUB-TOTAL:                    76    $ 40,710,978.95     100.00%     6.699%      747      $535,671    68.85%    21.30%    86.14%
                                ---    ---------------     ------      -----       ---      --------    -----    ------    ------
WELLS FARGO UNDERWRITING

Full Documentation               22    $ 15,315,747.25      80.25%     6.276%      701      $696,170    74.88%   100.00%    72.42%
Asset Only                        6       3,665,850.84      19.21      6.546       692       610,975    71.52      0.00     76.58
No Documentation                  1         104,000.00       0.54      6.625       786       104,000    80.00      0.00    100.00
                                ---    ---------------     ------      -----       ---      --------    -----    ------    ------
   SUB-TOTAL:                    29    $ 19,085,598.09     100.00%     6.330%      700      $658,124    74.27%    80.25%    73.37%
                                ---    ---------------     ------      -----       ---      --------    -----    ------    ------
TOTAL:                          312    $106,730,014.96     100.00%      6.50%      730      $342,083    70.60%    32.27%    81.93%
                                ===    ===============     ======      =====       ===      ========    =====    ======    ======

MARGINS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                              NUMBER      AGGREGATE       BALANCE               WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL     OUTSTANDING   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE       AS OF THE    AVERAGE    CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
MARGINS(%)                     LOANS     OUTSTANDING    CUT-OFF DATE   COUPON     SCORE   OUTSTANDING     LTV      DOC      ONLY
----------                   --------  ---------------  ------------  --------  --------  -----------  --------  -------  ---------
2.001 to 2.250                  207    $ 46,933,437.92      43.97%     6.391%      726      $226,732    70.63%    22.27%    81.77%
2.501 to 2.750                  105      59,796,577.04      56.03      6.581       734       569,491    70.58     40.12     82.06
                                ---    ---------------     ------      -----       ---      --------    -----     -----     -----
TOTAL:                          312    $106,730,014.96     100.00%     6.497%      730      $342,083    70.60%    32.27%    81.93%
                                ===    ===============     ======      =====       ===      ========    =====     =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
MAXIMUM MORTGAGE RATE (%)      LOANS     OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC      -ONLY
-------------------------    --------  ---------------  ------------  --------  --------  -----------  --------  -------  --------
10.251 to 10.500                  5    $  1,189,243.77       1.11%      5.500%     731      $237,849     71.94%   56.13%    63.14%
10.501 to 10.750                  5       2,038,800.00       1.91       5.700      758       407,760     75.59    32.51    100.00
10.751 to 11.000                 27       9,921,500.21       9.30       5.938      724       367,463     72.52    64.57     73.68
11.001 to 11.250                 37      11,452,326.44      10.73       6.199      717       309,522     67.38    35.87     78.65
11.251 to 11.500                 41      11,312,271.88      10.60       6.436      712       275,909     72.41    41.58     89.98
11.501 to 11.750                 31       9,391,098.88       8.80       6.685      706       302,939     72.95    43.63     83.47
11.751 to 12.000                 25       5,709,114.25       5.35       6.479      720       228,365     68.17    29.02     65.50
12.001 to 12.250                 25       6,534,811.79       6.12       6.432      739       261,392     66.94    20.11     60.42
12.251 to 12.500                 44      14,307,030.84      13.40       6.492      744       325,160     68.57    25.59     79.23
12.501 to 12.750                 36      18,377,836.96      17.22       6.686      742       510,495     70.26    18.74     83.93
12.751 to 13.000                 26      12,025,921.36      11.27       6.931      742       462,535     71.95    22.95     97.01
13.001 to 13.250                  5       2,276,630.73       2.13       7.131      742       455,326     73.77    18.98     94.83
13.251 to 13.500                  4       1,668,557.63       1.56       7.398      734       417,139     77.08     0.00     91.40
16.501 to 16.750                  1         524,870.22       0.49       5.875      692       524,870     75.00   100.00    100.00
                                ---    ---------------     ------       -----      ---      --------     -----   ------    ------
TOTAL:                          312    $106,730,014.96     100.00%      6.497%     730      $342,083     70.60%   32.27%    81.93%
                                ===    ===============     ======       =====      ===      ========     =====   ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 4 MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                              NUMBER      AGGREGATE        BALANCE              WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      OUTSTANDING  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        AS OF THE    AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
NEXT RATE ADJUSTMENT DATE      LOANS     OUTSTANDING    CUT-OFF DATE   COUPON    SCORE    OUTSTANDING     LTV      DOC     - ONLY
-------------------------    --------  ---------------  ------------  --------  --------  -----------  --------  -------  --------
July 2009                        14    $  5,300,445.94       4.97%      6.630%     739      $378,603     74.90%   30.26%    92.25%
August 2009                       9       3,353,700.00       3.14       6.644      752       372,633     58.75    35.66     80.21
June 2010                         1         174,213.00       0.16       6.125      621       174,213     80.00   100.00    100.00
July 2010                         4       1,461,041.10       1.37       5.915      695       365,260     71.04    35.92    100.00
October 2010                      1         180,800.00       0.17       6.875      716       180,800     80.00     0.00    100.00
November 2010                     1         348,892.36       0.33       6.250      723       348,892     80.00     0.00      0.00
December 2010                     4       1,047,610.43       0.98       6.659      713       261,903     72.20     0.00     72.26
January 2011                     21       4,387,064.99       4.11       6.157      729       208,908     66.18     4.98     90.64
February 2011                    42       8,801,610.44       8.25       6.327      732       209,562     67.09    19.80     72.96
March 2011                       48      10,229,631.87       9.58       6.286      721       213,117     70.72    26.14     74.60
April 2011                       56      13,012,981.64      12.19       6.522      722       232,375     72.47    29.55     85.87
May 2011                         30       7,729,592.09       7.24       6.559      738       257,653     73.33    22.14     91.05
June 2011                        19      13,489,929.88      12.64       6.417      698       709,996     73.56    76.24     78.25
July 2011                        33      20,368,101.22      19.08       6.538      732       617,215     66.97    46.63     77.52
August 2011                      29      16,844,400.00      15.78       6.744      755       580,841     73.30     5.74     87.30
                                ---    ---------------     ------       -----      ---      --------     -----   ------    ------
TOTAL:                          312    $106,730,014.96     100.00%      6.497%     730      $342,083     70.60%   32.27%    81.93%
                                ===    ===============     ======       =====      ===      ========     =====   ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                             GROUP 5 MORTGAGE LOANS

Total Current Balance        $199,757,035.23
Total Number of Loans                    327

                                     AVERAGE OR
                                WEIGHTED AVERAGE (1)    MINIMUM       MAXIMUM
                                --------------------  ----------   -------------
Current Balance                      $610,877.78      $59,018.28   $2,500,000.00
Original Balance                     $613,523.87      $60,000.00   $2,500,000.00
Loan Rate                                  6.180%          4.850%          7.475%
Servicing Fee                              0.250%          0.250%          0.250%
Net Loan Rate                              5.930%          4.600%          7.225%
Gross Margin                               2.214%          2.100%          2.750%
Maximum Loan Rate                         11.196%          9.850%         12.750%
Original LTV                               65.58%          16.67%          90.00%
Credit Score(3)                              741             640             813
Original Term (mos)                          360             360             360
Remaining Term (mos)(4)                      355             347             359
Seasoning (mos)(4)                             5               1              13
Next Rate Reset (mos) (4)                    113              82             116
Rate Adj Freq (mos)                           12               6              12
First Rate Adj Reset (mos)                   118              84             120
IO Original Term (2)                         120             120             120
IO Remaining Term (2)(4)                     115             107             119

Top State Concentrations ($)  CA(70.31%),NY(5.29%),WA(2.52%),CO(2.39%),CT(2.34%)

First Pay Date                                          9/1/2005        9/1/2006
Rate Change Date                                        7/1/2013        5/1/2016
Maturity Date                                           8/1/2035        8/1/2036

(1)  Based on current balances

(2)  For Interest-Only loans.

(3)  Non-Zero Weighted Average

(4)  Based on the Cut-Off Date

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                      MLMI 2006-A5(STACK II)

                             GROUP 5 MORTGAGE LOANS

INDEX

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
INDEX                          LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC     - ONLY
-----                        --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
One-Year LIBOR                  304    $188,917,476.96     94.57%     6.147%      741      $621,439    65.28%    23.21%   97.41%
Six-Month LIBOR                  23      10,839,558.27      5.43      6.749       744       471,285    70.88     32.41    92.84
                                ---    ---------------    ------      -----       ---      --------    -----     -----    -----
TOTAL:                          327    $199,757,035.23    100.00%     6.180%      741      $610,878    65.58%    23.71%   97.16%
                                ===    ===============    ======      =====       ===      ========    =====     =====    =====

PRODUCT TYPE

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
PRODUCT TYPE                   LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC     - ONLY
------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
7/23 LIBOR Loans
   (6 Mo LIBOR)                   1         664,000.00      0.33%     7.000%      751       664,000    80.00%     0.00%     0.00%
7/23 LIBOR IO Loans
   (6 Mo LIBOR)                  14       7,990,099.99      4.00      6.794       756       570,721    71.96     35.26    100.00
10/20 LIBOR Loans
   (6 Mo LIBOR)                   1         112,500.00      0.06      6.625       736       112,500    50.00      0.00      0.00
10/20 LIBOR IO Loans
   (6 Mo LIBOR)                   7       2,072,958.28      1.04      6.503       696       296,137    64.91     33.58    100.00
10/20 LIBOR Loans
   (1 Year LIBOR)                 9       4,895,125.09      2.45      5.891       729       543,903    66.69     66.61      0.00
10/20 LIBOR IO Loans
   (1 Year LIBOR)               295     184,022,351.87     92.12      6.154       741       623,805    65.24     22.06    100.00
                                ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                          327    $199,757,035.23    100.00%     6.180%      741      $610,878    65.58%    23.71%    97.16%
                                ===    ===============    ======      =====       ===      ========    =====     =====    ======

AMORTIZATION TYPE

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
AMORTIZATION TYPE              LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC     - ONLY
-----------------            --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
Fully Amortizing                 11    $  5,671,625.09      2.84%     6.036%      732      $515,602    67.92%    57.49%     0.00%
120 Month Interest-Only         316     194,085,410.14     97.16      6.184       741       614,194    65.52     22.73    100.00
                                ---    ---------------    ------      -----       ---      --------    -----     -----    ------
TOTAL:                          327    $199,757,035.23    100.00%     6.180%      741      $610,878    65.58%    23.71%    97.16%
                                ===    ===============    ======      =====       ===      ========    =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                      MLMI 2006-A5(STACK II)

                             GROUP 5 MORTGAGE LOANS

CUT-OFF DATE STATED PRINCIPAL BALANCES

                                                            % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                          BALANCE
                               NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
RANGE OF CUT-OFF DATE            OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
STATED PRINCIPAL              MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
BALANCES ($)                    LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC     - ONLY
---------------------         --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
0.01 to 100,000.00                 7    $    598,068.28      0.30%     6.407%      724     $   85,438   62.15%    43.86%   100.00%
100,000.01 to 200,000.00          33       5,240,252.34      2.62      6.398       735        158,796   66.98     28.69     95.59
200,000.01 to 300,000.00          26       6,593,195.65      3.30      6.427       723        253,584   69.03     36.70    100.00
300,000.01 to 400,000.00          22       7,588,876.98      3.80      6.243       735        344,949   66.43     31.09    100.00
400,000.01 to 500,000.00          60      27,460,052.89     13.75      6.206       737        457,668   64.49     21.76     93.37
500,000.01 to 600,000.00          47      26,056,976.32     13.04      6.231       733        554,404   69.36     18.81     97.84
600,000.01 to 700,000.00          39      25,449,255.66     12.74      6.185       743        652,545   67.34     31.05     94.85
700,000.01 to 800,000.00          24      18,327,626.45      9.17      6.104       742        763,651   66.19     12.36     95.80
800,000.01 to 900,000.00          13      10,891,404.02      5.45      5.947       749        837,800   74.11     22.78    100.00
900,000.01 to 1,000,000.00        26      25,445,592.22     12.74      6.203       737        978,677   61.87     15.20     96.16
1,000,000.01 to 1,100,000.00       1       1,100,000.00      0.55      6.225       781      1,100,000   43.65      0.00    100.00
1,100,000.01 to 1,200,000.00       3       3,504,375.69      1.75      6.473       739      1,168,125   64.74      0.00    100.00
1,200,000.01 to 1,300,000.00       7       8,757,421.73      4.38      6.193       752      1,251,060   74.64     28.71    100.00
1,300,000.01 to 1,400,000.00       5       6,818,952.00      3.41      6.270       748      1,363,790   68.82     19.14    100.00
1,400,000.01 to 1,500,000.00       6       8,915,000.00      4.46      5.979       732      1,485,833   67.54     66.85    100.00
1,500,000.01 to 2,000,000.00       4       7,409,985.00      3.71      5.995       753      1,852,496   51.46     49.26    100.00
2,000,000.01 to 2,500,000.00       4       9,600,000.00      4.81      6.088       762      2,400,000   50.59      0.00    100.00
                                 ---    ---------------    ------      -----       ---     ----------   -----     -----    ------
TOTAL:                           327    $199,757,035.23    100.00%     6.180%      741     $  610,878   65.58%    23.71%    97.16%
                                 ===    ===============    ======      =====       ===     ==========   =====     =====    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                      MLMI 2006-A5(STACK II)

                             GROUP 5 MORTGAGE LOANS

CURRENT MORTGAGE RATES

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF CURRENT MORTGAGE    MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
RATES (%)                      LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC     - ONLY
-------------------------    --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
4.751 to 5.000                    2    $  1,649,473.20      0.83%      4.920%     760      $824,737    80.00%    46.65%    53.35%
5.001 to 5.250                    3       1,885,523.77      0.94       5.241      740       628,508    73.78     65.53     77.43
5.251 to 5.500                    4       2,121,500.00      1.06       5.477      759       530,375    61.00     47.44    100.00
5.501 to 5.750                   16      12,797,049.25      6.41       5.666      748       799,816    61.30     22.98    100.00
5.751 to 6.000                   66      42,542,069.33     21.30       5.932      754       644,577    62.18     29.48     97.16
6.001 to 6.250                  111      72,966,469.72     36.53       6.158      740       657,356    65.54     21.98     97.25
6.251 to 6.500                   76      43,704,889.37     21.88       6.399      729       575,064    67.05     16.53     98.89
6.501 to 6.750                   29      10,281,236.85      5.15       6.687      719       354,525    65.40     18.96     98.91
6.751 to 7.000                   15       9,836,823.74      4.92       6.900      743       655,788    76.13     25.77     93.25
7.001 to 7.250                    3         952,000.00      0.48       7.096      772       317,333    79.34     68.49    100.00
7.251 to 7.500                    2       1,020,000.00      0.51       7.422      745       510,000    60.18     46.57    100.00
                                ---    ---------------    ------       -----      ---      --------    -----     -----    ------
TOTAL:                          327    $199,757,035.23    100.00%      6.180%     741      $610,878    65.58%    23.71%    97.16%
                                ===    ===============    ======       =====      ===      ========    =====     =====    ======

REMAINING TERM

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                         BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL      AS OF THE   WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF REMAINING TERMS     MORTGAGE      BALANCE        CUT-OFF     AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST
(MONTHS)                       LOANS     OUTSTANDING       DATE       COUPON     SCORE   OUTSTANDING     LTV      DOC     - ONLY
------------------------     --------  ---------------  -----------  --------  --------  -----------  --------  -------  --------
337 to 348                       14    $  7,233,509.78      3.62%     5.738%      716      $516,679    66.85%    71.38%   89.36%
349 to 360                      313     192,523,525.45     96.38      6.196       742       615,091    65.54     21.92    97.45
                                ---    ---------------    ------      -----       ---      ---------   -----     -----    -----
TOTAL:                          327    $199,757,035.23    100.00%     6.180%      741      $610,878    65.58%    23.71%   97.16%
                                ===    ===============    ======      =====       ===      =========   =====     =====    =====


    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                      MLMI 2006-A5(STACK II)

                             GROUP 5 MORTGAGE LOANS

ORIGINAL LOAN-TO-VALUE RATIOS

                                                            % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
RANGE OF ORIGINAL            MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
LOAN-TO-VALUE RATIOS (%)       LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
------------------------     --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
10.01 to 20.00                    1    $  1,000,000.00       0.50%     5.850%     782      1,000,000    16.67%    0.00%   100.00%
20.01 to 30.00                    6       3,001,018.28       1.50      5.932      760        500,170    27.03     0.00    100.00
30.01 to 40.00                   11       9,017,852.23       4.51      6.202      766        819,805    37.64    18.85    100.00
40.01 to 50.00                   27      15,021,554.16       7.52      6.206      750        556,354    45.88    14.89     94.95
50.01 to 60.00                   47      31,530,403.53      15.78      6.175      740        670,860    55.23    17.00     96.98
60.01 to 70.00                   87      57,952,632.41      29.01      6.104      738        666,122    66.24    22.17     97.34
70.01 to 75.00                   44      27,415,765.59      13.72      6.213      730        623,086    73.97    24.52     99.57
75.01 to 80.00                  101      53,816,139.79      26.94      6.252      741        532,833    79.50    33.56     96.55
80.01 to 85.00                    1         424,458.01       0.21      6.500      723        424,458    85.00     0.00    100.00
85.01 to 90.00                    2         577,211.23       0.29      6.270      725        288,606    90.00    76.77     23.23
                                ---    ---------------     ------      -----      ---     ----------    -----    -----    ------
TOTAL:                          327    $199,757,035.23     100.00%     6.180%     741     $  610,878    65.58%   23.71%    97.16%
                                ===    ===============     ======      =====      ===     ==========    =====    =====    ======

CREDIT SCORES

                                                            % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
RANGE OF CREDIT SCORES         LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
----------------------       --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
626 to 650                        3    $  1,292,500.00       0.65%     6.569%     645      $430,833     70.38%  100.00%    100.00%
651 to 675                       20       8,916,838.21       4.46      6.372      666       445,842     67.14    42.09      89.05
676 to 700                       44      23,208,457.62      11.62      6.276      689       527,465     67.68    18.60      99.49
701 to 725                       62      35,947,867.29      18.00      6.315      712       579,804     68.75    15.71      97.20
726 to 750                       62      40,631,860.42      20.34      6.037      738       655,353     64.43    25.73      96.78
751 to 775                       68      47,076,963.03      23.57      6.160      763       692,308     66.78    21.29      96.18
776 to 800                       54      35,661,313.10      17.85      6.114      785       660,395     61.56    28.98      98.69
801 to 825                       14       7,021,235.56       3.51      6.148      806       501,517     58.72    22.08     100.00
                                ---    ---------------     ------      -----      ---      --------     -----   ------     ------
TOTAL:                          327    $199,757,035.23     100.00%     6.180%     741      $610,878     65.58%   23.71%     97.16%
                                ===    ===============     ======      =====      ===      ========     =====   ======     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                      MLMI 2006-A5(STACK II)

                             GROUP 5 MORTGAGE LOANS

GEOGRAPHIC AREA

                                                            % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
GEOGRAPHIC AREA                LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
---------------              --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
Arizona                           4    $  1,889,965.21       0.95%     6.060%     731      $472,491     71.44%   10.11%    100.00%
California                      197     140,445,959.43      70.31      6.153      745       712,924     65.50    23.56      98.23
Colorado                         12       4,779,668.95       2.39      6.202      747       398,306     64.13    18.56     100.00
Connecticut                       6       4,666,447.74       2.34      6.172      759       777,741     53.16    27.97     100.00
Florida                          10       4,199,190.00       2.10      6.380      707       419,919     63.23     0.00      97.32
Hawaii                            1         455,000.00       0.23      6.000      668       455,000     65.00     0.00     100.00
Illinois                         11       2,808,503.83       1.41      6.372      718       255,319     65.55    29.01     100.00
Kansas                            1         136,000.00       0.07      6.625      758       136,000     80.00   100.00     100.00
Kentucky                          2         247,800.00       0.12      6.198      775       123,900     76.05    60.45     100.00
Maryland                          4       1,191,527.75       0.60      6.339      720       297,882     63.03    66.60     100.00
Michigan                         13       2,777,425.18       1.39      6.443      722       213,648     72.65    45.25      95.72
Minnesota                         2         320,000.00       0.16      6.422      754       160,000     63.00     0.00     100.00
Missouri                          5       2,839,320.00       1.42      6.199      735       567,864     64.63     6.76     100.00
Montana                           3       1,059,500.00       0.53      6.350      685       353,167     60.34     0.00     100.00
Nebraska                          1         529,000.00       0.26      6.125      692       529,000     72.57     0.00     100.00
Nevada                            2         914,000.00       0.46      6.897      722       457,000     69.15    27.35      27.35
New Hampshire                     1         769,473.20       0.39      5.000      739       769,473     80.00   100.00       0.00
New Jersey                        4       1,867,588.98       0.93      6.879      715       466,897     62.32    44.58     100.00
New York                         12      10,567,619.43       5.29      6.205      735       880,635     65.24     9.08      95.81
North Carolina                    1         164,800.00       0.08      5.750      681       164,800     74.95     0.00     100.00
Ohio                              3       1,491,939.82       0.75      6.219      703       497,313     72.35     0.00     100.00
Oregon                            1         483,000.00       0.24      6.225      655       483,000     74.42   100.00     100.00
Pennsylvania                      1         438,673.75       0.22      6.875      697       438,674     80.00     0.00     100.00
Rhode Island                      3         668,300.00       0.33      6.539      686       222,767     74.21    63.34     100.00
South Carolina                    3       1,756,720.00       0.88      6.450      733       585,573     50.36    11.54     100.00
Texas                             7       3,561,047.01       1.78      6.193      736       508,721     79.61    25.50     100.00
Utah                              4       1,879,568.66       0.94      6.114      743       469,892     53.58    34.37      65.63
Virginia                          5       1,400,123.77       0.70      5.826      761       280,025     61.76    60.36      69.61
Washington                        7       5,031,872.52       2.52      6.126      739       718,839     73.85    44.49     100.00
Wisconsin                         1         417,000.00       0.21      5.875      791       417,000     42.00     0.00     100.00
                                ---    ---------------     ------      -----      ---      --------     -----   ------     ------
TOTAL:                          327    $199,757,035.23     100.00%     6.180%     741      $610,878     65.58%   23.71%     97.16%
                                ===    ===============     ======      =====      ===      ========     =====   ======     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                      MLMI 2006-A5(STACK II)

                             GROUP 5 MORTGAGE LOANS

OCCUPANCY TYPE

                                                            % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
OCCUPANCY TYPE                 LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
--------------               --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
Primary                         293    $186,908,664.85      93.57%     6.174%     741      $637,914     65.92%   23.18%    97.78%
Investment                       22       5,365,399.17       2.69      6.379      747       243,882     58.19    48.52     85.86
Second Home                      12       7,482,971.21       3.75      6.177      728       623,581     62.62    19.21     89.72
                                ---    ---------------     ------      -----      ---      --------     -----    -----     -----
TOTAL:                          327    $199,757,035.23     100.00%     6.180%     741      $610,878     65.58%   23.71%    97.16%
                                ===    ===============     ======      =====      ===      ========     =====    =====     =====

PROPERTY TYPE

                                                            % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
PROPERTY TYPE                  LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
-------------                --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
Single Family                   246    $152,161,647.42      76.17%     6.181%     741      $618,543     65.45%   24.97%     97.98%
Planned Unit Development         53      32,985,926.29      16.51      6.137      740       622,376     64.35    23.71      92.10
Condominium                      19      10,354,202.24       5.18      6.259      733       544,958     70.76     4.25     100.00
Two-to Four-Family                9       4,255,259.28       2.13      6.270      758       472,807     67.23    26.22     100.00
                                ---    ---------------     ------      -----      ---      --------     -----    -----     ------
TOTAL:                          327    $199,757,035.23     100.00%     6.180%     741      $610,878     65.58%   23.71%     97.16%
                                ===    ===============     ======      =====      ===      ========     =====    =====     ======

LOAN PURPOSE

                                                            % OF
                                                         AGGREGATE
                                                         PRINCIPAL
                                                          BALANCE
                              NUMBER      AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                                OF        PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  PERCENT   PERCENT
                             MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL    FULL   INTEREST-
LOAN PURPOSE                   LOANS     OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV      DOC       ONLY
------------                 --------  ---------------  -----------  --------  --------  -----------  --------  -------  ---------
Purchase                        110    $ 72,886,659.76      36.49%     6.170%     743      $662,606     71.48%   24.73%    95.37%
Refinance - Rate Term            60      38,415,790.44      19.23      6.139      740       640,263     61.08    31.95     97.52
Refinance - Cashout             157      88,454,585.03      44.28      6.206      739       563,405     62.68    19.30     98.48
                                ---    ---------------     ------      -----      ---      --------     -----    -----     -----
TOTAL:                          327    $199,757,035.23     100.00%     6.180%     741      $610,878     65.58%   23.71%    97.16%
                                ===    ===============     ======      =====      ===      ========     =====    =====     =====

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                      MLMI 2006-A5(STACK II)

                             GROUP 5 MORTGAGE LOANS

LOAN DOCUMENTATION

                                                             % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                           AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                             NUMBER OF     PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE             PERCENT
                              MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL   PERCENT  INTEREST-
                               LOANS      OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV    FULL DOC     ONLY
                             ---------  ---------------  -----------  --------  --------  -----------  --------  --------  ---------
WAMU UNDERWRITING
Verbal Verificatoin of
   Employment                    94     $ 63,174,705.07     33.06%     6.135%      739      $672,071    61.03%      0.00%   100.00%
Low Documentation                61       57,516,363.57     30.10      6.140       750       942,891    68.60       0.00     97.36
Full Documentation               78       44,550,421.78     23.31      6.087       740       571,159    69.24     100.00     92.68
No Income / No Asset             37       12,843,158.99      6.72      6.335       718       347,112    57.24       0.00     98.20
Stateed Income / Stated
   Asset                         35       10,539,397.60      5.52      6.389       716       301,126    66.10       0.00    100.00
Streamlined Documentation         3        1,832,750.00      0.96      5.908       748       610,917    58.65       0.00    100.00
Stated Income / Verified
   Asset                          4          646,138.23      0.34      6.303       724       161,535    74.58       0.00    100.00
                                ---     ---------------    ------      -----       ---      --------    -----     ------    ------
SUB-TOTAL:                      312     $191,102,935.24    100.00%     6.151%      740      $612,509    65.27%     23.31%    97.38%
                                ---     ---------------    ------      -----       ---      --------    -----     ------    ------

GREENPOINT UNDERWRITING
Stated Income                    11     $  5,836,599.99     67.44%     6.862%      760      $530,600    73.35%      0.00%    88.62%
Full Documentation                4        2,817,500.00     32.56      6.702       746       704,375    70.98     100.00    100.00
SUB-TOTAL:                       15     $  8,654,099.99    100.00%     6.810%      755      $576,940    72.58%     32.56%    92.33%
                                ---     ---------------    ------      -----       ---      --------    -----     ------    ------
TOTAL:                          327     $199,757,035.23    100.00%      6.18%      741      $610,878    65.58%     23.71%    97.16%
                                ===     ===============    ======      =====       ===      ========    =====     ======    ======

MARGINS

                                                             % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                           AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                             NUMBER OF     PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE             PERCENT
                              MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL   PERCENT  INTEREST-
MARGINS (%)                    LOANS      OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV    FULL DOC     ONLY
-----------                  ---------  ---------------  -----------  --------  --------  -----------  --------  --------  ---------
2.001 to 2.250                  284     $173,139,556.71     86.68%     6.144%      743      $609,646    64.19%    22.52%     97.11%
2.251 to 2.500                   28       17,963,378.53      8.99      6.224       715       641,549    75.64     30.96     100.00
2.501 to 2.750                   15        8,654,099.99      4.33       6.81       755       576,940    72.58     32.56      92.33
                                ---     ---------------    ------      -----       ---      --------    -----     -----     ------
TOTAL:                          327     $199,757,035.23    100.00%     6.180%      741      $610,878    65.58%    23.71%     97.16%
                                ===     ===============    ======      =====       ===      ========    =====     =====     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                      MLMI 2006-A5(STACK II)

                             GROUP 5 MORTGAGE LOANS

MAXIMUM MORTGAGE RATE

                                                             % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                           AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                             NUMBER OF     PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE             PERCENT
                              MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL   PERCENT  INTEREST-
MAXIMUM MORTGAGE RATE (%)      LOANS      OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV    FULL DOC     ONLY
-------------------------    ---------  ---------------  -----------  --------  --------  -----------  --------  --------  ---------
9.751 to 10.000                   2     $  1,649,473.20      0.83%     4.920%      760      $824,737    80.00%    46.65%     53.35%
10.001 to 10.250                  3        1,885,523.77      0.94      5.241       740       628,508    73.78     65.53      77.43
10.251 to 10.500                  4        2,121,500.00      1.06      5.477       759       530,375    61.00     47.44     100.00
10.501 to 10.750                 16       12,797,049.25      6.41      5.666       748       799,816    61.30     22.98     100.00
10.751 to 11.000                 66       42,542,069.33     21.30      5.932       754       644,577    62.18     29.48      97.16
11.001 to 11.250                109       72,538,451.44     36.31      6.158       740       665,490    65.53     22.11      97.24
11.251 to 11.500                 74       43,047,949.37     21.55      6.398       729       581,729    67.21     16.79      98.87
11.501 to 11.750                 24        8,180,736.85      4.10      6.683       724       340,864    64.94     15.33     100.00
11.751 to 12.000                 15        9,836,823.74      4.92      6.900       743       655,788    76.13     25.77      93.25
12.001 to 12.250                  5        1,380,018.28      0.69      6.800       752       276,004    75.35     47.25     100.00
12.251 to 12.500                  4        1,676,940.00      0.84      7.061       735       419,235    58.85     28.33     100.00
12.501 to 12.750                  5        2,100,500.00      1.05      6.702       699       420,100    67.17     33.13      94.64
                                ---     ---------------    ------      -----       ---      --------    -----     -----     ------
TOTAL:                          327     $199,757,035.23    100.00%     6.180%      741      $610,878    65.58%    23.71%     97.16%
                                ===     ===============    ======      =====       ===      ========    =====     =====     ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                      MLMI 2006-A5(STACK II)

                             GROUP 5 MORTGAGE LOANS

NEXT RATE ADJUSTMENT DATE

                                                             % OF
                                                          AGGREGATE
                                                          PRINCIPAL
                                                           BALANCE
                                           AGGREGATE     OUTSTANDING            WEIGHTED    AVERAGE    WEIGHTED
                             NUMBER OF     PRINCIPAL        AS OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE             PERCENT
NEXT RATE                     MORTGAGE      BALANCE      THE CUT-OFF   AVERAGE   CREDIT     BALANCE    ORIGINAL   PERCENT  INTEREST-
ADJUSTMENT DATE                LOANS      OUTSTANDING        DATE      COUPON     SCORE   OUTSTANDING     LTV    FULL DOC     ONLY
---------------              ---------  ---------------  -----------  --------  --------  -----------  --------  --------  ---------
July 2013                         6     $  3,219,999.99      1.61%     6.639%      767      $536,667    76.04%     13.66%   100.00%
August 2013                       9        5,434,100.00      2.72      6.911       748       603,789    70.53      43.75     87.78
August 2015                       5        2,776,550.00      1.39      5.706       708       555,310    62.95      64.61    100.00
September 2015                    9        4,456,959.78      2.23      5.758       721       495,218    69.28      75.60     82.74
October 2015                      2        1,018,000.00      0.51      6.230       740       509,000    52.45       0.00    100.00
November 2015                     1          398,959.29      0.20      6.000       788       398,959    48.00     100.00    100.00
December 2015                    12        2,941,437.62      1.47      6.386       716       245,120    72.52      11.96    100.00
January 2016                     22        5,406,864.62      2.71      6.342       738       245,767    63.77      23.93    100.00
February 2016                    23        8,191,164.17      4.10      6.302       720       356,138    59.51      23.42     90.66
March 2016                       25        9,350,684.20      4.68      6.236       720       374,027    67.60      26.98     89.51
April 2016                      175      129,439,722.06     64.80      6.157       744       739,656    65.01      19.67     98.07
May 2016                         38       27,122,593.50     13.58      6.095       744       713,752    67.27      27.41    100.00
                                ---     ---------------    ------      -----       ---      --------    -----     ------    ------
TOTAL:                          327     $199,757,035.23    100.00%     6.180%      741      $610,878    65.58%     23.71%    97.16%
                                ===     ===============    ======      =====       ===      ========    =====     ======    ======

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
MERRILL LYNCH(LOGO)                                      MLMI 2006-AF1(STACK II)

                              YIELD TABLE SCENARIOS

CLASS AV-1A, CLASS AV-1B, CLASS MV-1, CLASS MV-2 AND CLASS MV-3 PREPAYMENT SCENARIOS

                            I       II       III      IV        V
                         ------   ------   ------   ------   ------
Group 4 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

CLASS AV-2A AND CLASS AV-2B PREPAYMENT SCENARIOS

                            I       II       III      IV       V
                         ------   ------   ------   ------   ------
Group 4 Mortgage Loans   15 CPR   20 CPR   25 CPR   30 CPR   35 CPR
Group 5 Mortgage Loans   15 CPB   20 CPB   25 CPB   30 CPB   35 CPB

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                     CLASS AV-1A YIELD TABLE (TO CALL DATE)

                            I               II             III              IV             V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL        TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------=-----   -------------   -------------   -------------
     100.10872             6.08            6.06            6.03            6.00           5.97
     100.15872             6.06            6.03            6.01            5.97           5.94
     100.20872             6.04            6.01            5.98            5.95           5.91
     100.25872             6.02            5.99            5.96            5.92           5.88
     100.30872             6.00            5.97            5.94            5.90           5.85
     100.35872             5.99            5.95            5.91            5.87           5.82
     100.40872             5.97            5.93            5.89            5.84           5.79
     100.45872             5.95            5.91            5.87            5.82           5.76
     100.50872             5.93            5.89            5.84            5.79           5.73
     100.55872             5.91            5.87            5.82            5.77           5.70
     100.60872             5.89            5.85            5.80            5.74           5.68
     100.65872             5.88            5.83            5.78            5.71           5.65
     100.70872             5.86            5.81            5.75            5.69           5.62
     100.75872             5.84            5.79            5.73            5.66           5.59
     100.80872             5.82            5.77            5.71            5.64           5.56
     100.85872             5.80            5.75            5.68            5.61           5.53
     100.90872             5.79            5.73            5.66            5.59           5.50
     100.95872             5.77            5.71            5.64            5.56           5.47
     101.00872             5.75            5.69            5.62            5.54           5.45
     101.05872             5.73            5.67            5.59            5.51           5.42
     101.10872             5.71            5.65            5.57            5.48           5.39
     101.15872             5.69            5.62            5.55            5.46           5.36
     101.20872             5.68            5.60            5.52            5.43           5.33
     101.25872             5.66            5.58            5.50            5.41           5.30
     101.30872             5.64            5.56            5.48            5.38           5.27
     101.35872             5.62            5.54            5.46            5.36           5.24
     101.40872             5.60            5.52            5.43            5.33           5.22
     101.45872             5.59            5.50            5.41            5.31           5.19
     101.50872             5.57            5.48            5.39            5.28           5.16
     101.55872             5.55            5.46            5.37            5.26           5.13
     101.60872             5.53            5.44            5.34            5.23           5.10

        WAL                3.11            2.76            2.45            2.16           1.91
      MOD DURN             2.71            2.42            2.16            1.92           1.72
   PAYMENT WINDOW     Oct06 - Aug11   Oct06 - Aug11   Oct06 - Aug11   Oct06 - Aug11   Oct06 - Aug11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006-AF1(STACK II)

                     CLASS AV-1B YIELD TABLE (TO CALL DATE)

                            I               II             III              IV             V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL        TO CALL
PRICE (%)               YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------=-----   -------------   -------------   -------------
      99.89044             6.16            6.15            6.13           6.11            6.09
      99.94044             6.14            6.12            6.11           6.09            6.06
      99.99044             6.12            6.10            6.08           6.06            6.03
     100.04044             6.10            6.08            6.06           6.03            6.01
     100.09044             6.09            6.06            6.04           6.01            5.98
     100.14044             6.07            6.04            6.01           5.98            5.95
     100.19044             6.05            6.02            5.99           5.96            5.92
     100.24044             6.03            6.00            5.97           5.93            5.89
     100.29044             6.01            5.98            5.94           5.90            5.86
     100.34044             5.99            5.96            5.92           5.88            5.83
     100.39044             5.97            5.94            5.90           5.85            5.80
     100.44044             5.96            5.92            5.88           5.83            5.77
     100.49044             5.94            5.90            5.85           5.80            5.74
     100.54044             5.92            5.88            5.83           5.78            5.71
     100.59044             5.90            5.86            5.81           5.75            5.69
     100.64044             5.88            5.84            5.78           5.72            5.66
     100.69044             5.86            5.82            5.76           5.70            5.63
     100.74044             5.85            5.80            5.74           5.67            5.60
     100.79044             5.83            5.77            5.71           5.65            5.57
     100.84044             5.81            5.75            5.69           5.62            5.54
     100.89044             5.79            5.73            5.67           5.60            5.51
     100.94044             5.77            5.71            5.65           5.57            5.48
     100.99044             5.76            5.69            5.62           5.54            5.46
     101.04044             5.74            5.67            5.60           5.52            5.43
     101.09044             5.72            5.65            5.58           5.49            5.40
     101.14044             5.70            5.63            5.56           5.47            5.37
     101.19044             5.68            5.61            5.53           5.44            5.34
     101.24044             5.66            5.59            5.51           5.42            5.31
     101.29044             5.65            5.57            5.49           5.39            5.28
     101.34044             5.63            5.55            5.46           5.37            5.26
     101.39044             5.61            5.53            5.44           5.34            5.23

         WAL               3.11            2.76            2.45           2.16            1.91
      MOD DURN             2.70            2.41            2.15           1.92            1.71
   PAYMENT WINDOW     Oct06 - Aug11   Oct06 - Aug11   Oct06 - Aug11   Oct06 - Aug11   Oct06 - Aug11

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006 AF1(STACK II)

                     CLASS AV-2A YIELD TABLE (TO CALL DATE)

                          I           II           III          IV           V
PREPAYMENT SCENARIO    TO CALL      TO CALL      TO CALL      TO CALL      TO CALL
     PRICE (%)        YIELD (%)    YIELD (%)    YIELD (%)    YIELD (%)    YIELD (%)
-------------------  -----------  -----------  -----------  -----------  -----------
       99.25845          6.09         6.11         6.13         6.16        6.19
       99.30845          6.08         6.10         6.12         6.14        6.16
       99.35845          6.07         6.08         6.10         6.12        6.14
       99.40845          6.05         6.06         6.08         6.09        6.11
       99.45845          6.04         6.05         6.06         6.07        6.08
       99.50845          6.03         6.03         6.04         6.05        6.06
       99.55845          6.01         6.02         6.02         6.02        6.03
       99.60845          6.00         6.00         6.00         6.00        6.00
       99.65845          5.99         5.98         5.98         5.98        5.97
       99.70845          5.97         5.97         5.96         5.96        5.95
       99.75845          5.96         5.95         5.94         5.93        5.92
       99.80845          5.95         5.94         5.92         5.91        5.89
       99.85845          5.93         5.92         5.91         5.89        5.87
       99.90845          5.92         5.90         5.89         5.87        5.84
       99.95845          5.91         5.89         5.87         5.84        5.81
      100.00845          5.89         5.87         5.85         5.82        5.79
      100.05845          5.88         5.86         5.83         5.80        5.76
      100.10845          5.87         5.84         5.81         5.77        5.73
      100.15845          5.85         5.83         5.79         5.75        5.71
      100.20845          5.84         5.81         5.77         5.73        5.68
      100.25845          5.83         5.79         5.75         5.71        5.65
      100.30845          5.81         5.78         5.74         5.68        5.63
      100.35845          5.80         5.76         5.72         5.66        5.60
      100.40845          5.79         5.75         5.70         5.64        5.57
      100.45845          5.77         5.73         5.68         5.62        5.55
      100.50845          5.76         5.71         5.66         5.60        5.52
      100.55845          5.75         5.70         5.64         5.57        5.50
      100.60845          5.74         5.68         5.62         5.55        5.47
      100.65845          5.72         5.67         5.60         5.53        5.44
      100.70845          5.71         5.65         5.59         5.51        5.42
      100.75845          5.70         5.64         5.57         5.48        5.39

         WAL             4.69         3.82         3.14         2.57        2.13
      MOD DURN           3.76         3.13         2.63         2.20        1.86
  PAYMENT WINDOW     Oct06-May16  Oct06-Apr16  Oct06-Apr16  Oct06-Jan15  Oct06-Aug13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006 AF1(STACK II)

                     CLASS AV-2B YIELD TABLE (TO CALL DATE)

                          I           II           III          IV           V
PREPAYMENT SCENARIO    TO CALL      TO CALL      TO CALL      TO CALL      TO CALL
     PRICE (%)        YIELD (%)    YIELD (%)    YIELD (%)    YIELD (%)    YIELD (%)
-------------------  -----------  -----------  -----------  -----------  -----------
       98.94595          6.18         6.21         6.26        6.31          6.36
       98.99595          6.16         6.20         6.24        6.28          6.33
       99.04595          6.15         6.18         6.22        6.26          6.31
       99.09595          6.14         6.17         6.20        6.24          6.28
       99.14595          6.12         6.15         6.18        6.21          6.25
       99.19595          6.11         6.13         6.16        6.19          6.22
       99.24595          6.10         6.12         6.14        6.17          6.20
       99.29595          6.08         6.10         6.12        6.14          6.17
       99.34595          6.07         6.08         6.10        6.12          6.14
       99.39595          6.06         6.07         6.08        6.10          6.12
       99.44595          6.04         6.05         6.06        6.08          6.09
       99.49595          6.03         6.04         6.04        6.05          6.06
       99.54595          6.02         6.02         6.02        6.03          6.04
       99.59595          6.00         6.00         6.01        6.01          6.01
       99.64595          5.99         5.99         5.99        5.98          5.98
       99.69595          5.98         5.97         5.97        5.96          5.95
       99.74595          5.96         5.96         5.95        5.94          5.93
       99.79595          5.95         5.94         5.93        5.92          5.90
       99.84595          5.94         5.92         5.91        5.89          5.87
       99.89595          5.92         5.91         5.89        5.87          5.85
       99.94595          5.91         5.89         5.87        5.85          5.82
       99.99595          5.90         5.88         5.85        5.83          5.79
      100.04595          5.88         5.86         5.83        5.80          5.77
      100.09595          5.87         5.85         5.82        5.78          5.74
      100.14595          5.86         5.83         5.80        5.76          5.71
      100.19595          5.84         5.81         5.78        5.74          5.69
      100.24595          5.83         5.80         5.76        5.71          5.66
      100.29595          5.82         5.78         5.74        5.69          5.63
      100.34595          5.80         5.77         5.72        5.67          5.61
      100.39595          5.79         5.75         5.70        5.65          5.58
      100.44595          5.78         5.73         5.68        5.62          5.55

         WAL             4.69         3.82         3.14        2.57          2.13
      MOD DURN           3.75         3.12         2.62        2.20          1.86
  PAYMENT WINDOW     Oct06-May16  Oct06-Apr16  Oct06-Apr16  Oct06-Jan15  Oct06-Aug13

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                     MLMI 2006 AF1(STACK II)

                      CLASS MV-1 YIELD TABLE (TO CALL DATE)

                          I           II           III          IV           V
PREPAYMENT SCENARIO    TO CALL      TO CALL      TO CALL      TO CALL      TO CALL
     PRICE (%)        YIELD (%)    YIELD (%)    YIELD (%)    YIELD (%)    YIELD (%)
-------------------  -----------  -----------  -----------  -----------  -----------
       99.35481          6.12         6.13         6.14         6.15         6.16
       99.40481          6.11         6.12         6.13         6.14         6.15
       99.45481          6.10         6.11         6.12         6.13         6.13
       99.50481          6.09         6.10         6.10         6.11         6.12
       99.55481          6.08         6.09         6.09         6.10         6.10
       99.60481          6.07         6.08         6.08         6.09         6.09
       99.65481          6.06         6.06         6.07         6.07         6.07
       99.70481          6.05         6.05         6.06         6.06         6.06
       99.75481          6.04         6.04         6.04         6.05         6.05
       99.80481          6.03         6.03         6.03         6.03         6.03
       99.85481          6.02         6.02         6.02         6.02         6.02
       99.90481          6.01         6.01         6.01         6.01         6.00
       99.95481          6.00         6.00         6.00         5.99         5.99
      100.00481          5.99         5.99         5.98         5.98         5.97
      100.05481          5.98         5.98         5.97         5.97         5.96
      100.10481          5.97         5.97         5.96         5.95         5.94
      100.15481          5.97         5.96         5.95         5.94         5.93
      100.20481          5.96         5.95         5.94         5.93         5.91
      100.25481          5.95         5.94         5.93         5.91         5.90
      100.30481          5.94         5.93         5.91         5.90         5.88
      100.35481          5.93         5.92         5.90         5.89         5.87
      100.40481          5.92         5.90         5.89         5.87         5.85
      100.45481          5.91         5.89         5.88         5.86         5.84
      100.50481          5.90         5.88         5.87         5.85         5.83
      100.55481          5.89         5.87         5.85         5.83         5.81
      100.60481          5.88         5.86         5.84         5.82         5.80
      100.65481          5.87         5.85         5.83         5.81         5.78
      100.70481          5.86         5.84         5.82         5.79         5.77
      100.75481          5.85         5.83         5.81         5.78         5.75
      100.80481          5.84         5.82         5.80         5.77         5.74
      100.85481          5.83         5.81         5.78         5.76         5.72

         WAL             6.69         5.77         5.07         4.45         3.96
      MOD DURN           5.28         4.66         4.19         3.76         3.40
  PAYMENT WINDOW     Oct06-Apr16  Oct06-Apr16  Oct06-Jul15  Oct06-Oct13  Oct06-Sep12

  Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

(MERRILL LYNCH LOGO)                                 FREE WRITING PROSPECTUS FOR
                                                         MLMI 2006-AF1(STACK II)

                      CLASS MV-2 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
      97.89613             6.40            6.45            6.49            6.55            6.60
      97.94613             6.39            6.44            6.48            6.53            6.58
      97.99613             6.38            6.43            6.47            6.52            6.57
      98.04613             6.37            6.41            6.46            6.51            6.55
      98.09613             6.36            6.40            6.44            6.49            6.54
      98.14613             6.35            6.39            6.43            6.48            6.52
      98.19613             6.34            6.38            6.42            6.46            6.51
      98.24613             6.33            6.37            6.41            6.45            6.49
      98.29613             6.32            6.36            6.40            6.44            6.48
      98.34613             6.31            6.35            6.38            6.42            6.46
      98.39613             6.30            6.34            6.37            6.41            6.45
      98.44613             6.29            6.33            6.36            6.40            6.43
      98.49613             6.28            6.32            6.35            6.38            6.42
      98.54613             6.27            6.31            6.34            6.37            6.40
      98.59613             6.26            6.29            6.32            6.36            6.39
      98.64613             6.25            6.28            6.31            6.34            6.37
      98.69613             6.24            6.27            6.30            6.33            6.36
      98.74613             6.23            6.26            6.29            6.32            6.34
      98.79613             6.22            6.25            6.27            6.30            6.33
      98.84613             6.21            6.24            6.26            6.29            6.31
      98.89613             6.20            6.23            6.25            6.28            6.30
      98.94613             6.20            6.22            6.24            6.26            6.28
      98.99613             6.19            6.21            6.23            6.25            6.27
      99.04613             6.18            6.20            6.21            6.24            6.25
      99.09613             6.17            6.19            6.20            6.22            6.24
      99.14613             6.16            6.17            6.19            6.21            6.22
      99.19613             6.15            6.16            6.18            6.20            6.21
      99.24613             6.14            6.15            6.17            6.18            6.20
      99.29613             6.13            6.14            6.15            6.17            6.18
      99.34613             6.12            6.13            6.14            6.15            6.17
      99.39613             6.11            6.12            6.13            6.14            6.15

        WAL                6.69            5.77            5.07            4.45            3.96
      MOD DURN             5.25            4.63            4.16            3.74            3.38
   PAYMENT WINDOW     Oct06 - Apr16   Oct06 - Apr16   Oct06 - Jul15   Oct06 - Oct13   Oct06 - Sep12

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

(MERRILL LYNCH LOGO)                                 FREE WRITING PROSPECTUS FOR
                                                         MLMI 2006-AF1(STACK II)

                      CLASS MV-3 YIELD TABLE (TO CALL DATE)

                            I               II             III              IV              V
PREPAYMENT SCENARIO      TO CALL         TO CALL         TO CALL         TO CALL         TO CALL
     PRICE (%)          YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)       YIELD (%)
-------------------   -------------   -------------   -------------   -------------   -------------
      95.46110             6.88            6.99            7.10            7.22            7.34
      95.51110             6.87            6.98            7.09            7.21            7.33
      95.56110             6.86            6.97            7.07            7.19            7.31
      95.61110             6.85            6.96            7.06            7.18            7.30
      95.66110             6.84            6.95            7.05            7.17            7.28
      95.71110             6.83            6.94            7.04            7.15            7.27
      95.76110             6.82            6.92            7.02            7.14            7.25
      95.81110             6.81            6.91            7.01            7.12            7.24
      95.86110             6.80            6.90            7.00            7.11            7.22
      95.91110             6.79            6.89            6.99            7.10            7.21
      95.96110             6.78            6.88            6.97            7.08            7.19
      96.01110             6.77            6.87            6.96            7.07            7.17
      96.06110             6.76            6.86            6.95            7.05            7.16
      96.11110             6.75            6.85            6.94            7.04            7.14
      96.16110             6.74            6.83            6.92            7.03            7.13
      96.21110             6.73            6.82            6.91            7.01            7.11
      96.26110             6.72            6.81            6.90            7.00            7.10
      96.31110             6.71            6.80            6.89            6.98            7.08
      96.36110             6.70            6.79            6.87            6.97            7.07
      96.41110             6.69            6.78            6.86            6.96            7.05
      96.46110             6.68            6.77            6.85            6.94            7.04
      96.51110             6.67            6.76            6.84            6.93            7.02
      96.56110             6.66            6.74            6.82            6.91            7.00
      96.61110             6.65            6.73            6.81            6.90            6.99
      96.66110             6.64            6.72            6.80            6.89            6.97
      96.71110             6.63            6.71            6.79            6.87            6.96
      96.76110             6.62            6.70            6.77            6.86            6.94
      96.81110             6.61            6.69            6.76            6.84            6.93
      96.86110             6.60            6.68            6.75            6.83            6.91
      96.91110             6.59            6.67            6.74            6.82            6.90
      96.96110             6.58            6.65            6.72            6.80            6.88

        WAL                6.69            5.77            5.07            4.45            3.96
      MOD DURN             5.21            4.59            4.13            3.71            3.35
   PAYMENT WINDOW     Oct06 - Apr16   Oct06 - Apr16   Oct06 - Jul15   Oct06 - Oct13   Oct06 - Sep12

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.